UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Amneal Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2021

Annual Meeting of Stockholders
and Proxy Statement

You are cordially invited to attend the Amneal Pharmaceuticals, Inc. 2021 Annual Meeting of Stockholders.

WEDNESDAY, MAY 5, 2021

9:00 a.m., Eastern Daylight Time

Virtual Meeting at www.virtualshareholdermeeting.com/AMRX2021

Items to be Voted On

1.	Elect as directors the 10 nominees named in the accompanying proxy statement;
2.	Approve the compensation of our named executive officers on an advisory basis;
3.	Approve an amendment to and restatement of the Amneal Pharmaceuticals, Inc. Certificate of Incorporation to remove references to the Company’s former Class B-1 common stock;
4.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021; and
5.	Transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Record Date

You are eligible to vote if you were a stockholder of record at the close of business on March 12, 2021. A list of stockholders of record will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/AMRX2021 when you enter your 16-Digit Control Number.

Voting

Your vote is important, and you are invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, we encourage you to vote as soon as possible. To ensure your shares are voted, you may vote your shares in advance of the meeting over the internet, by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Voting over the internet, by telephone or by mail will ensure your representation at the annual meeting regardless of whether you attend the meeting.

Virtual Annual Meeting

Due to the ongoing COVID-19 pandemic and to ensure the health and safety for our directors, members of management and stockholders, we are hosting a virtual meeting this year. The live audio webcast will be available at www.virtualshareholdermeeting.com/AMRX2021.

This proxy statement and the related materials are first being distributed or made available to stockholders on or about March     , 2021.

By Order of the Board of Directors,

Stephen J. Manzano

Senior Vice President, General Counsel & Corporate

Secretary

Bridgewater, New Jersey

March     , 2021

Review your proxy statement and vote in advance of the meeting in one of three ways:

INTERNET	BY TELEPHONE	BY MAIL
Visit the website on your proxy card	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 5, 2021:

The notice of annual meeting, this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2020 are available at www.proxyvote.com.

To

Our Fellow Stockholders,
Stakeholders and Colleagues,

Chintu Patel	Chirag Patel
Co-Founder,	Co-Founder, Co-Chief
Co-Chief Executive	Executive Officer,
Officer and Director	President and Director

2020 was a solid year for Amneal Pharmaceuticals, marked by continued progress reinvigorating the Generics business in the United States, building out our Specialty franchise, enhancing our operational execution and diversifying our distribution channels.

Despite the unique challenges of the COVID-19 pandemic, our team never stopped and delivered consecutive quarters of earnings growth throughout 2020. We are grateful for our talented and resilient employees, who worked tirelessly to deliver smart business continuity strategies and a relentless commitment to employee health & wellness. We are even more grateful for our frontline teams whose determination and creativity continues to ensure an ongoing supply of medicines to customers and patients. We know their commitment is an integral part of navigating the COVID-19 pandemic.

2020 Highlights

Throughout 2020, we revitalized our Generics business, continued to grow our Specialty franchise, improved our margins and cash flow, expanded into international markets and announced strategic M&A opportunities to drive Amneal forward. These efforts have established a strong base to build upon as we move into 2021 and beyond. Some of our notable accomplishments in the last year, included the following:

•	Launched 9 of 15 complex generic products we committed to launching prior to August 2021, underscoring Amneal’s differentiated capabilities in complex generic product execution and ability to continue winning in the market;
•	Positioned our specialty business for long-term growth, with four pipeline assets in development, including IPX-203 which is on track for a topline Phase III data readout in the second half of 2021;
•	Established a scaled and diversified R&D and manufacturing footprint;
•	Drove continued script growth for key Specialty products, including Rytary® and Unithroid®; and
•	Acquired a majority stake in AvKARE, which diversified our channel mix into the growing federal healthcare sector and adds an attractive, durable revenue stream.

At the same time, we have been keenly focused on our efforts to improve Amneal’s margin structure in the Generics business, execute on specialty pipeline assets and acquire/ in-license additional programs, build a best-in-class Biosimilars platform and expand our distribution through AvKARE. We have also made significant strides on our operational excellence, taking key steps to strengthen our supply chain, manage costs and address operating inefficiencies.

Importantly, throughout the year we have seen encouraging results, both financially and operationally. During fiscal 2020, Amneal achieved revenue growth in excess of 20%, with net income of $69 million (up from a loss of $604 million in 2019) and 123% EBITDA growth and relatively stable gross margin performance despite the impacts of the global pandemic. We have substantial financial flexibility with approximately $341 million cash on hand and up to $495 million in borrowing capacity under Amneal’s revolver as of December 31, 2020. Amneal has also seen a significant decrease in leverage throughout the year from 7.0x as of December 31, 2019 to 5.4x on December 31, 2020 – a significant improvement against our target of 4.0x-5.0x leverage.

We are very pleased with the strong performance and solid results delivered over the last year and are confident we are well-positioned to drive growth in the next phase of our company’s expansion which we are calling Amneal 2.0. This evolutionary 2.0 vision for our company is focused on delivering long-term sustainable growth in Generics, Specialty and Distribution.

We have already posted some early achievements in executing this strategy with the January 2021 announcement of our intent to acquire Kashiv Specialty Pharmaceuticals, which will bolster our Specialty business with an exciting pipeline of valuable 505(b)2 branded products primarily in neurology and endocrinology and a valuable pipeline of complex generics. We also recently doubled the size of our Endocrinology Field team, strengthening our Specialty commercial infrastructure and broadening our coverage to reach approximately 80% of potential brand thyroid prescribers in the U.S.

As we look ahead, we are excited to build on this growing Amneal 2.0 momentum and create significant value for our shareholders and other stakeholders.

Making Healthy Possible

As we continue to transform Amneal and position the Company for long-term success, we remain focused on what matters most: providing patients with access to high-quality prescription medications. For nearly two decades, we have done just that. While the industry continues to evolve, we are confident that the strategies and initiatives we are implementing will keep Amneal at the forefront of our industry.

We invite you to read the Amneal Pharmaceuticals “At a Glance,” which follows this letter and describes what we do and how we improve access for patients while creating long-term value for our shareholders.

We also encourage you to read this proxy statement to inform your voting decisions. We ask for your voting support, invite you to attend our annual meeting and encourage you to communicate with us via the various means described in this proxy statement.

Sincerely,

Chintu Patel

Co-Founder, Co-CEO and Director

Chirag K. Patel

Co-Founder, Co-CEO, President and Director

March     , 2021

AMNEAL PHARMACEUTICALS INC. AT-A-GLANCE

WHAT DO WE DO?

We founded Amneal Pharmaceuticals in 2002 to provide access to affordable medicines. We initially focused on selling solid retail-based generics products. Amneal is now a global, vertically integrated, multi-billion dollar generic and specialty pharmaceuticals company. We provide nearly 6,000 high-quality jobs and help the United States’ growing population obtain access to the medicines they need.

WHAT IS OUR STRATEGY?

We are focused on delivering stakeholder value as well as high-quality medicines. Our strategy is sharply focused, yet we believe provides the appropriate flexibility needed to navigate an unpredictable healthcare environment where cost pressures are acute. Key elements supporting our value creation strategy include:

•	Operating large-scale, in-house best-in-class manufacturing facilities globally;
•	Creating a carefully funded research and development platform to feed a large and diverse pipeline of over 220 products to supplement our current portfolio of more than 242 marketed commercial products;
•	Executing on a strategy to steadily move up the value chain to more complex and difficult-to-manufacture products that offset the steady erosion of our base Generics business and that have higher barriers to entry and more defensible revenue streams including:

•	Our move into sterile injectables, which typically have more durable revenue streams with institutional customers;
•	Our expansion into the federal healthcare sector through AvKARE, which diversifies our channel mix; and
•	Our Specialty segment, which benefits from a truly differentiated platform in neurology and endocrinology that helps us serve large populations with unmet needs and leverage our existing salesforce;

•	Maintaining collaborative relationships with regulators and sustaining the best quality track record in the industry, with no major observations at our sites;
•	Steadily broadening our scientific and industry expertise through management of and partnership with adjacent life-sciences areas; and
•	Making strategic acquisitions in adjacent life sciences areas to enable continual and rapid pivoting and learning.

WHAT DIFFERENTIATES AMNEAL?

We combine the best of public company accountability, large scale vertical integration and a track record of nimble adaptation with the best of long-term and integrity-focused leadership. We believe this is a combination that is particularly valuable in the global, affordable medicines sector in these complex and challenging times.

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Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including among other things: discussions of future operations; expected operating results and financial performance; impact of planned acquisitions and dispositions; the Company’s strategy for growth; product development; regulatory approvals; market position and expenditures. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal Pharmaceuticals, Inc. (the “Company”). Such risks and uncertainties include, but are not limited to: the impact of the COVID-19 pandemic; the impact of global economic conditions; our ability to successfully develop, license, acquire and commercialize new products on a timely basis; our ability to obtain exclusive marketing rights for our products; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth through acquisitions and otherwise; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our dependence on third-party agreements for a portion of our product offerings; our ability to identify and make acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made, and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

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Corporate Governance

Business Combination and Corporate Structure

Amneal Pharmaceuticals, Inc. (the “Company”) is a Delaware corporation that was formed on October 4, 2017, for the purpose of facilitating the combination (the “Combination”) of Amneal Pharmaceuticals LLC (“Amneal”), a Delaware limited liability company, and Impax Laboratories, Inc. (“Impax”), a Delaware corporation. Prior to the Combination, Amneal was a privately held limited liability company, and Impax was a publicly held corporation. As a result of the Combination, Impax became a Delaware limited liability company wholly owned by Amneal, and Amneal became the operating company for the combined business. The group, together with their affiliates and certain assignees, who owned Amneal prior to the Combination (the “Amneal Group”) continues to hold approximately 51% of the equity interests in Amneal, and the Company holds the remaining 49% of the equity interests in Amneal. The Amneal Group also holds approximately 55% of the common stock of the Company through its collective ownership of all of the issued and outstanding shares of Class B common stock and shares of Class A common stock issued upon the conversion of Class B common stock. Although the Company holds a minority economic interest in Amneal, as the managing member of Amneal we conduct and exercise full control, over all activities of Amneal. Three members of the Amneal Group—Chirag Patel, Chintu Patel and Gautam Patel—are members of our Board of Directors and have been nominated for election at the annual meeting of stockholders.

Stockholders Agreement

In connection with the Combination, we entered into a stockholders agreement with the Amneal Group, which was amended in August 2019 (the “Stockholders Agreement”), that sets forth, among other things, certain rights and obligations of the Company and the Amneal Group with respect to the corporate governance of the Company.

Board Composition

The Stockholders Agreement provides that, until the Amneal Group owns less than 10% of the outstanding shares of the Company’s common stock, the Board of Directors of the Company (the “Board”) will consist of no more than 13 members.

As of the date hereof, the Board has fixed its size at 10, composed as follows:

•	Amneal Group Directors. Six directors, including the Chairman of the Board, were designated by the Amneal Group. The directors designated by the Amneal Group are referred to herein as the “Amneal Group Directors.”
•	Non-Amneal Group Directors. Four directors were designated by the Company as Independent Directors (as defined in the Stockholders Agreement). The directors not designated by the Amneal Group are referred to herein as the “Non-Amneal Group Directors.”

Pursuant to, and effective as of, the amendment to the Stockholders Agreement that was entered into in August 2019, the Amneal Group representative who appoints the Amneal Group Directors will not be (i) an employee of the Company or (ii) an individual controlled, directly or indirectly, by employees of the Company, a Company subsidiary, or any person controlled by the Company. This change was made in connection with the appointment of Chirag Patel and Chintu Patel as Co-Chief Executive Officers in order to preserve the independence of those Amneal Group Directors who are intended to be independent.

For so long as the Amneal Group continues to beneficially own more than 50% of the outstanding shares of the Company, the Amneal Group Directors will have the right to designate the Chairman or Co-Chairmen of the Board, and the Non-Amneal Group Directors will have the right to designate a lead Independent Director of the Board (as applicable).

TPG Group Holdings has the right, subject to certain ownership thresholds and other requirements, to designate a director for appointment to the Company’s Board (which right TPG currently has not exercised) or to designate an observer to the Board.

There are currently two observers to the Board, one of whom has been designated by the Board of Directors and one of whom has been designated by TPG Group Holdings.

For so long as the Amneal Group continues to beneficially own more than 50% of the outstanding shares of the Company, the Amneal Group will have the right to designate for nomination the lowest number of designees that constitute a majority of the total number of directors comprising the Board. The Company will cause such nominee(s) to be included in any slate of nominees recommended by the Board to the stockholders of the Company for election. Seventy-five percent (75%) of the directors serving

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on the Nominating and Corporate Governance Committee will be required to approve (i) a decision not to nominate any of the initial directors of the Company as of the closing of the Combination for re-election to the Board at either of the first two annual meetings of stockholders of the Company following the completion of the Combination and (ii) until the third annual meeting of stockholders of the Company following the completion of the Combination, any change to the individuals serving as Chairman or Co-Chairmen of the Company’s Board.

If the Amneal Group beneficially owns 50% or less but more than 10% of the outstanding shares of the Company, the Amneal Group will have the right to designate a number of directors proportionate to the beneficial ownership of outstanding shares of the Company held by the Amneal Group (rounded up to the nearest whole number); provided, however, that such rounding shall not result in the Amneal Group having the right to designate a majority of the total number of directors comprising the Board when the Amneal Group beneficially owns 50% or less of the outstanding shares of the Company’s common stock.

With respect to the Amneal Group Directors, until the date on which the Amneal Group ceases to beneficially own at least 10% of the outstanding shares of the Company (the “Trigger Date”), any vacancy will be filled by the Board with a director designated by the Amneal Group, except when such vacancy is created when the number of the Amneal Group Directors then serving on the Board is in excess of the number of Amneal Group designees the Amneal Group has the right to designate under the Company’s Bylaws and the Stockholders Agreement.

With respect to the Non-Amneal Group Directors, the Nominating and Corporate Governance Committee will recommend to the Company’s Board to fill any vacancy (other than the CEO of the Company) with a person who satisfies all the qualifications of a Company Independent Director (as defined in the Stockholders Agreement), subject to the prior written consent of the Conflicts Committee.

Board Committees

The Stockholders Agreement provides that the Company’s Board shall have the following committees: (i) Audit Committee, (ii) Nominating and Corporate Governance Committee, (iii) Compensation Committee, and (iv) Conflicts Committee. The formation of, composition of, and amendment to the charter of any other committee requires the approval of 75% of the directors on the Company’s Board. In February 2020, the Board created the Technology and Operational Compliance Committee following the required approval of the Board.

Until the Trigger Date, each committee of the Company’s Board (other than the Conflicts Committee) will include at least one director designated by the Amneal Group, subject to the applicable New York Stock Exchange (“NYSE”) requirements. If at any time, any committee (other than the Conflicts Committee) does not have at least one such Amneal Group-designated director, the Amneal Group will be entitled to designate a director to have observer rights with respect to such committee.

Amneal Group Agreement to Vote

Until the Trigger Date, the Amneal Group must cause its shares to be present for quorum purposes at any stockholders meeting, vote in favor of all director nominees recommended by the Company’s Board, and not vote in favor of the removal of any Non-Amneal Group Director, unless such removal is recommended by the Nominating and Corporate Governance Committee.

Amneal Group Consent Rights

For so long as Amneal Group beneficially owns more than 25% of the outstanding shares of the Company, the Company will not take the following actions without obtaining prior consent of the Amneal Group:

•	amend, modify, or repeal any provision of the Company’s Certificate of Incorporation or Bylaws in a manner that adversely impacts any Amneal Group member;
•	effect any change in the authorized number of directors, except pursuant to the Stockholders Agreement;
•	create or reclassify any new or existing class or series of capital stock to grant rights, preferences, or privileges with respect to voting, liquidation, redemption, conversion or dividends that are senior to or on parity with those of the shares held by the Amneal Group; or
•	consummate any transaction as a result of which (a) more than 50% of the outstanding shares of the Company will be beneficially owned by any persons other than Amneal Group members and (b) any Amneal Group member receives an amount or form of consideration different from that which is granted to other holders of the Company’s shares.

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Code of Business Conduct; Corporate Governance Guidelines; Board Committee Charters

We are committed to conducting every aspect of our business in an ethical, open and honest manner and in full compliance with the law, both in letter and in spirit. Our Code of Business Conduct applies to all of our employees, officers and directors and lays out guidelines for our employees, officers and directors to follow as they conduct business on behalf of our Company. We have also adopted Corporate Governance Guidelines, which, together with our Certificate of Incorporation, Bylaws and Board committee charters, form the framework for the corporate governance of the Company. In addition, the Stockholders Agreement between the Company and the Amneal Group and the limited liability company agreement of Amneal set forth a number of corporate governance requirements with respect to the Company.

The full text of the Code of Business Conduct as well as our Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Conflicts Committee Charter are available at the investors section of our web site, http://investors.amneal.com. We intend to satisfy our disclosure obligations, if any, with respect to any amendment to, or waiver from, a provision of the Code of Business Conduct that applies to our directors or executive officers, including our principal executive officers, principal financial officer or principal accounting officer, in the investors section of our web site. Stockholders may request free printed copies of the Code of Business Conduct, Corporate Governance Guidelines and the Board committee charters by writing to: Amneal Pharmaceuticals, Inc., Attention: Secretary, 400 Crossing Boulevard, Bridgewater, NJ 08807 or corporatesecretary@amneal.com.

Controlled Company Status

The Amneal Group holds a majority of the voting power of our common stock. As a result, we are a “controlled company” as defined by NYSE listing rules and may elect to avail ourselves of exemptions from the following NYSE corporate governance listing requirements: (a) a majority of the board of directors consisting of independent directors; (b) a nominating and corporate governance committee composed entirely of independent directors with a written charter addressing specified matters; and (c) a compensation committee composed entirely of independent directors, with a written charter addressing specified matters. Although we currently do not avail ourselves of any of these exemptions, we may do so in the future, in which case you will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance listing requirements.

Role of the Board of Directors

In accordance with the General Corporation Law of the State of Delaware and our Certificate of Incorporation and our Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Although our non-employee directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

Board Leadership Structure

Our Board of Directors is led by an independent Chairman. The Chairman’s responsibilities include, but are not limited to, presiding over all meetings of the Board at which members of management are not present, including any executive sessions of independent directors, reviewing Board meeting schedules and agendas and acting as a liaison between the independent directors and the Co-Chief Executive Officers. Our Co-Chief Executive Officers do not hold leadership positions on the Board, but our Corporate Governance Guidelines do not prohibit them from doing so, as the Board retains the discretion to modify its leadership structure in the future as it deems appropriate. The Board has determined that its leadership structure currently is in the best interests of the Company and our stockholders because it allows our Co-Chief Executive Officers to focus on our day-to-day business and our Chairman to focus on managing Board operations and effectiveness and other corporate governance matters, while providing independent Board leadership.

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Meetings of the Board of Directors

In the fiscal year ended December 31, 2020 (“fiscal 2020”), the Board of Directors held seven meetings. Each of the directors attended at least 75% of the aggregate of all meetings held by the Board of Directors and each committee of the Board of Directors on which he or she served during fiscal 2020, in each case held during the period for which he or she was a director and committee member. Our independent directors meet in executive session at least twice annually. The Chairman presides over executive sessions of the independent directors.

Communication with the Board of Directors; Director Attendance at Annual Meetings

Stockholders, employees and all other interested parties may communicate with a member or members or a committee of the Board of Directors by addressing their correspondence to the Board member or members or committee c/o Corporate Secretary, Amneal Pharmaceuticals, Inc., 400 Crossing Boulevard, Bridgewater, NJ 08807 or by email to corporatesecretary@amneal.com. Our corporate secretary will review the correspondence and will determine, in his good faith judgment, which stockholder communications will be relayed to the Board of Directors, any committee or any director. Our corporate secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Subject to the foregoing, mail addressed to “Board of Directors” or “non-management directors” will be forwarded to the Chairman.

Recognizing that director attendance at our annual meetings can provide our stockholders with a valuable opportunity to communicate with Board members about issues affecting our Company, we encourage and expect our directors to attend each annual meeting of stockholders. All 10 of our directors attended the 2020 annual meeting.

Director Independence

In making independence determinations, the Board of Directors observes all criteria for independence established by the U.S. Securities and Exchange Commission (“SEC”), the NYSE, other governing laws and regulations, and the Stockholders Agreement, and considers all relevant facts and circumstances. In accordance with our Corporate Governance Guidelines, to be considered independent:

•	the director must meet the bright-line independence tests under the listing standards of the NYSE; and
•	the Board must affirmatively determine that the director otherwise has no material relationship with our Company either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company.

The Board of Directors, through its conflicts committee, annually reviews all relevant business relationships any director may have with our Company. As a result of its annual review, the Board has affirmatively determined that each of the following directors meets the independence tests under the listing standards of the NYSE, none of them has a material relationship with the Company and, as a result, such directors are independent: Paul Meister, J. Kevin Buchi, Jeff George, John Kiely, Ted Nark, and Shlomo Yanai.

In addition to the director independence standards described above, the Stockholders Agreement imposes additional independence requirements that apply in certain circumstances. The Stockholders Agreement defines “Company Independent Director” as a director who:

•	meets the independence standards under the rules of the NYSE;
•	is a non-Amneal Group Director;
•	is not a current or former member of the Board of Directors of any Amneal Group member or its affiliates or officer or employee of any Amneal Group member or its affiliates;
•	does not have and has not had any other material relationship with the Company or its affiliates; and
•	is designated as a “Company Independent Director.”

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Committees of the Board of Directors

The Board of Directors has five standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Conflicts Committee, and a Technology and Operational Compliance Committee.

The following table sets forth the members of each committee and the number of meetings held during fiscal 2020 for each of the Board’s committees, as well as each director’s status as either independent or not independent and either an Amneal Group Director or Non-Amneal Group Director.

	Independent	Amneal Group Director	Non-Amneal Group Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Conflicts Committee	Technology and Operational Compliance Committee*
Emily Peterson Alva
J. Kevin Buchi							Chair
Jeff George								Chair
John Kiely				Chair
Paul Meister						Chair
Ted Nark					Chair
Chintu Patel
Chirag Patel
Gautam Patel
Shlomo Yanai
# of Meetings in 2020				6	4	4	18	3

*	The Technology and Operational Compliance Committee was formed in February 2020.

Audit Committee

The principal duties and responsibilities of the Audit Committee are to assist the Board in its oversight of:

•	the quality and integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the implementation of the Company’s enterprise risk management program and policies with respect to risk assessment and risk management, including cyber risks and information security;
•	the independent auditor’s qualifications, performance and independence; and
•	the performance of the Company’s internal audit function.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. Each director who serves on the Audit Committee is independent under the listing standards of the NYSE and as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each member of the Audit Committee meets the financial literacy requirements of the NYSE. Further, the Board of Directors has determined that John Kiely qualifies as an Audit Committee financial expert as that term is defined by applicable SEC regulations and has designated Mr. Kiely as the Audit Committee’s financial expert.

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available at the investor relations section of our website at https://investors. amneal.com/corporate-governance/policies. The report of the Audit Committee begins on page 62 of this proxy statement.

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Compensation Committee

The principal duties and responsibilities of the Compensation Committee are as follows:

•	review and oversee the Company’s overall compensation philosophy and to oversee the development and implementation of compensation programs aligned with the Company’s business strategy;
•	review and make recommendations to the Board in overseeing the compensation of the Company’s directors and Co-Chief Executive Officers and review and approve the compensation of the Company’s other executive officers;
•	oversee the Company’s policies and practices with respect to managing compensation-related risks; and
•	oversee and approve the management continuity process.

Each director who serves on the Compensation Committee is independent under the listing standards of the NYSE and applicable SEC regulations with respect to Compensation Committees. In addition to satisfying all other applicable independence requirements, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the investor relations section of our website at https://investors.amneal.com/corporate-governance/policies. The report of the Compensation Committee is on page 39 of this proxy statement.

Pursuant to the Stockholders Agreement, the Amneal Group has the right to nominate two of the four directors serving on the Compensation Committee for so long as the Amneal Group beneficially owns more than 50% of the outstanding shares of the Company. The remaining directors are designated by a majority of the Company Independent Directors of the Company’s Board.

Nominating and Corporate Governance Committee

The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	identify individuals qualified to become Board members consistent with the criteria approved by the Board;
•	recommend to the Board director nominees for election by stockholders;
•	take leadership role in overseeing management’s handling of environmental, social and governance (“ESG”) matters of importance to the Company;
•	develop and recommend to the Board a set of Corporate Governance Guidelines; and
•	oversee the evaluation of the Board and management.

Each director who serves on the Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the investor relations section of our website at https://investors.amneal.com/ corporate-governance/policies.

Pursuant to the Stockholders Agreement, the Amneal Group has the right to nominate two of the four directors serving on the Nominating and Corporate Governance Committee for so long as the Amneal Group beneficially owns more than 50% of the outstanding shares of the Company. The remaining directors are designated by a majority of the Company Independent Directors of the Company’s Board.

Conflicts Committee

The principal duties and responsibilities of the Conflicts Committee are to provide leadership and guidance to the Board and the Company regarding transactions or situations involving potential conflicts of interest between the Company and its related parties.

The Conflicts Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the investor relations section of our website https://investors. amneal.com/corporate-governance/policies.

Pursuant to the Stockholders Agreement, until the Trigger Date, the Board will have a Conflicts Committee comprised solely of Company Independent Directors. Any amendments to the Conflicts Committee Charter will be approved by (i) 75% of the directors of the Company’s Board, (ii) a majority of the Company Independent Directors, and (iii) a majority of the Conflicts Committee. The responsibilities of the Conflicts Committee include approval of certain transfers of shares of the Company by an Amneal Group member to third parties, approval of any related party transactions, and approval of any material amendment to the Stockholders Agreement, as set forth in the Conflicts Committee Charter.

Technology and Operational Compliance Committee

The principal duties and responsibilities of the Technology and Operational Compliance Committee are to assist the Board in overseeing the Company’s application of technology to its manufacturing, research and development and operations and quality compliance functions, and to act as an advisory committee to management to provide input in connection with the Company’s operations.

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The Board’s Role in Risk Oversight

Management is responsible for managing the day-to-day risks our Company faces. Our Board of Directors is responsible for:

•	confirming that management has implemented an appropriate system to manage these risks, i.e., to identify, assess, mitigate, monitor and communicate about these risks; and
•	providing effective risk oversight through the Board’s committee structure and oversight processes.

Beyond these fundamental responsibilities for risk oversight, our Board concentrates on the broader implications of our strategic plans and allows the committees to focus on specific areas of risk. Our directors, through their risk oversight role, are responsible for confirming that the risk management processes designed and implemented by the Company’s executive officers and other senior managers are consistent with the Company’s corporate strategy and are functioning as intended.

The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. Our executive officers attend our quarterly Board meetings. In addition to making quarterly presentations at such meetings regarding our operations, our executive officers are available to discuss any questions or concerns raised by the Board relating to risk management and any other matters. In addition, management typically reports on cybersecurity matters to our Audit Committee twice a year.

While the Board is ultimately responsible for risk oversight at our Company, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.

Audit Committee

In accordance with its charter, the Audit Committee is required to, among other things, focus on the reasonableness of control processes for identifying and managing key business, financial and regulatory reporting risks. The Audit Committee is also mandated by its charter to discuss with management our Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including, as required by the NYSE, our risk assessment and risk management policies. The Audit Committee monitors our Company’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management, external auditors and our Company’s internal audit function. The Audit Committee reviews and discusses with management the implementation, execution and performance of the Company’s enterprise risk management program and the strategies, processes and controls pertaining to the management of the company’s information technology operations, including cyber risks and information security.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the evaluation and management of risks arising from our compensation policies and programs. As a result of its evaluation, the Compensation Committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance, including Board structure, size, membership and succession planning for our directors, as well as ESG matters of importance to the Company.

Conflicts Committee

The Conflicts Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of the risks associated with the conflicts of interest that may arise from certain related party transactions.

Technology and Operational Compliance Committee

The Technology and Operational Compliance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of the risks associated with the Company’s use of technology, including in its manufacturing and research and development operations.

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Director Nominations

The Nominating and Corporate Governance Committee considers recommendations for directorships submitted by our stockholders on a substantially similar basis as it considers other nominees. Stockholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations, in accordance with the procedures (including the information requirements) set forth in our Bylaws, in writing to: Corporate Secretary, Amneal Pharmaceuticals, Inc., 400 Crossing Boulevard, Bridgewater, NJ 08807. In order for the Nominating and Corporate Governance Committee to have adequate time to consider such candidate, the stockholder’s notice should be received at the address above within the time period set forth in our Bylaws (see “Director Nominations and Other Proposals to Be Presented at Our 2022 Annual Meeting” below).

In its assessment of each potential candidate, the Nominating and Corporate Governance Committee reviews the nominee’s personal and professional integrity, ethics and values and ability to make mature business decisions. The Nominating and Corporate Governance Committee may also consider the following criteria, as well as any other factor the committee deems relevant:

•	the candidate’s experience in corporate management, such as serving as an officer of a publicly held company;
•	the candidate’s experience as a board member of a publicly held company;
•	the candidate’s professional and academic experience relevant to our industry;
•	the strength of the candidate’s leadership skills;
•	the candidate’s experience in finance and accounting and executive compensation practices;
•	diversity of viewpoints, background, experience and other demographics; and
•	whether the candidate has the time required for the preparation, participation and attendance at board and committee meetings.

Nominees may also be recommended by directors, members of management, or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee may consider, in addition to the requirements described above and set out in its charter, quality of experience, our needs and the range of knowledge, experience and diversity represented on the Board. Each director candidate is evaluated by the Nominating and Corporate Governance Committee based on the same criteria and in the same manner, regardless of whether the candidate was recommended by a stockholder or by others.

The Board of Directors does not have a formal policy on Board diversity as it relates to the selection of nominees for the Board. That said, the Board believes that diversity and a variety of experiences and viewpoints should be represented on the Board. In selecting a director nominee, the Nominating and Corporate Governance Committee focuses on skills, viewpoints, expertise or background that would complement the existing Board. The Nominating and Corporate Governance Committee seeks to identify candidates representing diverse experience at policy-making levels in business, management, marketing, finance, human resources, communications and other areas that are relevant to our activities. The Nominating and Corporate Governance Committee assesses its effectiveness in this regard when evaluating the composition of the Board.

In the case of a recommendation submitted by a stockholder, after full consideration, the stockholder proponent will be notified of the decision of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee conducts the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all director nominees. The Nominating and Corporate Governance Committee also reviews the independence of each candidate and other qualifications of all director candidates, as well as considers questions of possible conflicts of interest between director nominees and our Company. After the Nominating and Corporate Governance Committee has completed its review of a nominee’s qualifications and conducted the appropriate inquiries, the Nominating and Corporate Governance Committee makes a determination whether to recommend the nominee for approval by the Board of Directors. If the Nominating and Corporate Governance Committee decides to recommend the director nominee for nomination by the Board of Directors and such recommendation is accepted by the Board, the form of our proxy solicitation will include the name of the director nominee.

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Director Compensation

Each of our non-employee directors receives an annual fee payable in cash. In addition, so that our non-employee directors have an ownership interest aligned with our stockholders, each non-employee director also receives an annual grant of restricted stock units. Board members also receive an initial equity grant when they join the Board. Members of our Board committees receive an additional annual fee for each committee on which they serve. In addition to the annual grant of restricted stock units which all non-employee directors are eligible to receive, our Chairman receives an additional annual award of restricted stock units with a value equal to $100,000 based on the closing price on the date of the annual meeting of stockholders in connection with his increased duties. The Technology and Operational Compliance Committee was formed in February 2020 and met for the first time in May 2020. Our directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at Board and committee meetings. From time to time, the Compensation Committee reviews the compensation of our non-employee directors with our independent compensation consultant and makes recommendations to the Board with respect to any changes; our non-employee director compensation program was last updated in May 2020. In connection with this update, the non-employee directors will no longer received stock options.

Our director compensation program is summarized in the table below.
Annual Cash Retainer	$75,000
Annual Equity Grant
Restricted stock units (target value)	$165,000
Vesting Schedule	1 year cliff vesting
Additional Cash Fees for Committee Service
Audit Committee (Chair/Member)	$25,000/$15,000
Compensation Committee (Chair/Member)	$20,000/$10,000
Nominating and Corporate Governance Committee (Chair/Member)	$15,000/$7,500
Conflicts Committee (Chair/Member)	$15,000/$7,500
Technology and Operational Compliance Committee (Chair/Member)	$15,000/$5,000

During fiscal 2020, our non-employee directors received the following compensation:

Name	Fees Earned or Paid in Cash	Stock Awards(10)	Total
Emily Peterson Alva(1)	$77,500	$164,998	$242,498
J. Kevin Buchi(2)	$119,183	$164,998	$284,181
Jeff George(3)	$87,508	$164,998	$252,506
John Kiely(4)	$82,501	$164,998	$247,499
Paul Meister(5)	$92,953	$265,001	$357,954
Ted Nark(6)	$117,500	$164,998	$282,498
Gautam Patel(7)	$77,500	$164,998	$242,498
Peter Terreri(8)	$69,162	$—	$69,162
Shlomo Yanai(9)	$73,236	$164,998	$238,234

(1)	As of December 31, 2020, Ms. Alva had 46,218 RSUs outstanding and 53,021 options outstanding.
(2)	As of December 31, 2020, Mr. Buchi had 46,218 RSUs outstanding and 81,397 options outstanding.
(3)	As of December 31, 2020, Mr. George had 46,218 RSUs outstanding and 28,506 options outstanding.
(4)	As of December 31, 2020, Mr. Kiely had 46,218 RSUs outstanding and 28,506 options outstanding.
(5)	As of December 31, 2020, Mr. Meister had 74,230 RSUs outstanding and 115,156 options outstanding.
(6)	As of December 31, 2020, Mr. Nark had 46,218 RSUs outstanding and 53,021 options outstanding.
(7)	As of December 31, 2020, Mr. Patel had 46,218 RSUs outstanding and 53,021 options outstanding.
(8)	Mr. Terreri did not stand for election at our 2020 Annual Meeting and stepped down from the Board effective May 5, 2020. As of December 31, 2020, Mr. Terreri had no RSUs or options outstanding.
(9)	As of December 31, 2020, Mr. Yanai had 46,218 RSUs outstanding and 28,506 options outstanding.
(10)	The dollar amounts represent the value of RSUs granted in 2020 based on the closing market price on the NYSE of our common stock on the grant date.

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Employee directors do not receive any separate compensation for their Board activities. Prior to their appointment in August 2019 as Co-Chief Executive Officers, Chintu Patel and Chirag Patel received compensation for their service as non-employee directors in accordance with the program described above. Following these appointments, they no longer receive compensation for service as directors. See “Compensation Discussion and Analysis” beginning on page 30 for information about their compensation as Co-Chief Executive Officers.

Director Stock Ownership Guidelines

In order to further align the interests of our non-employee directors with the interests of our stockholders, we require our non-employee directors to own our stock as set forth below.

Position	Minimum Ownership Guideline
Non-employee directors	3x annual cash retainer

We adopted our stock ownership guidelines in May 2018, and we expect our non-employee directors to be able to achieve the required ownership thresholds by five years from the date of adoption of the guidelines. Newly elected directors will have five years from the date of their appointment or election. For the purpose of determining stock ownership levels, we include shares underlying restricted stock and restricted stock units (whether or not vested) and shares underlying “in-the-money” vested stock option awards. All of our non-employee directors have achieved the minimum ownership thresholds.

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Proposal 1 Election of Directors

Introduction

Our Company’s Bylaws provide for the annual election of directors. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated for election each of our current directors.

At the annual meeting, the 10 nominees for director are to be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the Board of Directors), proxies will be voted for such substitute as designated by the Board of Directors, or, alternatively, the Board of Directors may reduce the number of directors on the Board, subject to the provisions of the Stockholders Agreement.

Director Nominees

For each of the 10 director nominees standing for election, the following sets forth certain biographical information, including a description of their business experience during at least the past five years and the specific experience, qualifications, attributes or skills that qualify them to serve as directors of the Company and/or members of the Board committees on which they serve. Each of the nominees was previously elected by stockholders at the 2020 annual meeting.

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PAUL MEISTER

Age 68
Chairman

Paul Meister has served as the Chairman of the Board since August 2019. Mr. Meister is co-founder of Liberty Lane Partners, LLC, a private investment company with investment holdings in healthcare, technology and distribution-related industries. From 2014 to 2018, Mr. Meister was President of MacAndrews & Forbes Incorporated, a private company that owns or controls a diverse set of businesses, including; Revlon, Scientific Games, Harlan Clarke Holdings Corp., vTv Therapeutics LLC, SIGA Technologies and AM General. During 2018, Mr. Meister also served, on an interim basis, as Exectuive Vice Chairman of Revlon, Inc. a leading beauty products company, and acted as Revlon’s principal exectuive officer. From 2010 to 2014, Mr. Meister served as Chairman and CEO of inVentiv Health (now Syneos Health), a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industires. Mr. Meister was Chairman of Thermo Fisher Scientific Inc., a scientific instruments equipment and supplies company, from November 2006 to April 2007. He was previously Vice Chariman of Fisher Scientific International, Inc., a predecessor of Thermo Fisher Scientific, Inc., from 2001 to 2006, and Chief Financial Officer of Fisher Scientific International, Inc. from 1991 to 2001. Earlier in his career, Mr. Meister served in a number of executive leadership positions at Wheelabrator Technologies Inc., The Henley Group Inc., and Allied Signal Inc. (now Honeywell International, Inc.). He began his career with Ford Motor Company. Mr. Meister holds a Bachelor of Arts degree from the University of Michigan and an Master of Business Administration from Northwestern University. He currently serves as a director on the boards of Aptiv PLC, Quanterix Corporation and Oaktree Acquisition Corp II. He previously served as director of vTv Theraptutics and LKQ Corporation unitl 2018 and as a director of Revoln until 2019 and as a director of Scientific Games and Oaktree Acquisition Corp until 2020.

Skills and Qualifications:

•    CEO, General Management, Commercial

•    Corporate Development, Business Development, M&A

•    R&D, Scientific

•    Investment, Venture Capital

•    International

CHINTU PATEL

Age 49
Co-Chief Executive Officer

Chintu Patel has served as Co-Chief Executive Officer and director of the Company since August 2019. Mr. Patel served as a Co-Chairman of the Board from May 2018 to August 2019, and previously served as Co-Chairman and Co-Chief Executive Officer of Amneal from 2002 until the Combination. With his brother, Chirag Patel, Mr. Patel also co-founded and invested in several independent biopharmaceutical companies including Asana Biosciences, Kashiv BioSciences and Prolong Pharmaceuticals, each of which specializes in innovative science and drug delivery technologies. Before founding Amneal, Mr. Patel was a pharmacist and senior-level manager with Eckerd Pharmacy from 1994 to 2002, where he won numerous awards. Mr. Patel has been a featured speaker at the Hauppauge Industrial Association in New York and serves on the boards of the Long Island Association, Long Island University, and the Make-a-Wish Foundation®, and is a recipient of the 2011 Ernst & Young National Entrepreneur of the Year Life Sciences Award®. Mr. Patel and his wife, Falguni Patel, run the Irada International Foundation, which focuses on health, education, and community outreach projects in India and the United States. Mr. Patel holds a bachelor’s degree in Pharmacy from Rutgers College of Pharmacy.

Skills and Qualifications:

•    CEO, General Management, Commercial

•    Manufacturing

•    R&D, Scientific

•    Regulatory

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CHIRAG PATEL

Age 54
President and Co-Chief Executive Officer

Chirag Patel has served as Co-Chief Executive Officer, President and director of the Company since August 2019. Mr. Patel served as a Co-Chairman of the Board from May 2018 to August 2019, and previously was Co-Founder of Amneal and served as Co-Chairman and Co-Chief Executive Officer of Amneal from 2005 to October 2017. With his brother, Chintu Patel, Mr. Patel has also invested in several independent biopharmaceutical companies including Asana Biosciences, Kashiv Biosciences and Prolong Pharmaceuticals, each of which specializes in innovative science and drug delivery technologies. Earlier in his career, Mr. Patel co-founded technology companies NextGen Technologies and Veriprise Wireless. Mr. Patel also serves as a Managing Trustee for the Liberty Science Center of New Jersey, a Director for the New Jersey City University Foundation and a Trustee for the Foundation for Morristown Medical Center. He is also a recipient of the 2011 Ernst & Young National Entrepreneur of the Year Life Sciences Award®. Mr. Patel supports various philanthropic causes and, together with his wife, Priti Patel, established the Niswarth International Foundation in 2013. The Foundation aims to bring fresh water, sanitation, nutrition and education to underprivileged children. Mr. Patel received his bachelor’s degrees in Commerce from H.A. College of Commerce, India, and in Business Administration from New Jersey City University. He also holds an honorary Doctorate of Humane Letters from New Jersey City University in recognition of his efforts to serve others.

Skills and Qualifications:

•    CEO, General Management, Commercial

•    Corporate Development, Business Development, M&A

•    Investment, Venture Capital

•    International

•    Regulatory

EMILY PETERSON ALVA

Age 46

Emily Peterson Alva has served on our Board of Directors since the Combination in 2018. Ms. Alva is also an independent director of the Atlanta Life Insurance Company. Ms. Alva is an experienced public company director and a finance and corporate strategy executive. As a former Lazard Partner, her professional experience includes almost twenty years as an M&A investment banker and board advisor at Lazard advising industry-leading companies across industries. Currently, Ms. Alva advises founders, leadership teams and corporate boards of directors of growth companies and has focused on private company advisory work and investing since 2013. Ms. Alva is a frequent speaker on topics related to corporate governance and M&A among others. Ms. Alva is a faculty member and leadership board member of the Herndon Directors Institute. During her Lazard tenure, Ms. Alva led corporate boards and leadership teams on matters affecting corporate strategy including business development and financial planning, as well as corporate transformations including mergers and acquisitions, capital markets, capital structure and other significant partnership and restructuring transactions. While at Lazard, Ms. Alva held leadership roles both with clients and internally. Ms. Alva advised some of Lazard’s most important clients over many years and was one of the youngest professionals promoted to the role of Partner at Lazard and one of the first woman to be promoted to the level of Managing Director. Before embarking on a Wall Street career, Ms. Alva worked in various operating roles at a development stage company focused on engineering-based solutions to improve industrial waste processing and remediation. Ms. Alva received a B.A. in Economics from Barnard College, Columbia University. Ms. Alva’s financial acumen together with her experience navigating complex strategic, transactional and governance matters for public companies including those focused on many sectors of healthcare, provide the Amneal Board with insight into a variety of matters including corporate strategy and business development, M&A, capital structure, corporate finance, and ESG related topics.

Skills and Qualifications:

•    Corporate Strategy, Business Development, M&A

•    Corporate Finance, Capital Structure and Accounting

•    Investment, Venture Capital

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J. KEVIN BUCHI

Age 65

J. Kevin Buchi has served on our Board of Directors since the Combination. Mr. Buchi served as the CEO and a member of the board of directors of Biospecifics Technologies Corp., a biopharmaceutical company, from October 2019 until April 2020. He previously served as Impax’s Interim President and Chief Executive Officer from December 2016 until March 27, 2017 and as a member of the board of directors of Impax from 2016 until the completion of the Combination. From August 2013 to December 2016, Mr. Buchi served as President and CEO and a member of the board of directors of TetraLogic Pharmaceuticals Corporation, a biopharmaceutical company, whose assets were subsequently acquired by Medivir AB in December 2016. Prior to TetraLogic Pharmaceuticals, Mr. Buchi served as Corporate Vice President, Global Branded Products of Teva Pharmaceutical Industries Ltd., from October 2011 to May 2012. Prior to Teva, Mr. Buchi served as CEO of Cephalon, Inc., which was subsequently acquired by Teva, from December 2010 to October 2011, and held various positions at Cephalon, including Chief Operating Officer from January 2010 to December 2010 and Chief Financial Officer from 1996 to 2009. Since September 2020, Mr. Buchi has served as director and chairman of the Audit Committee of Ziopharm Oncology Inc. Since April 2013, Mr. Buchi has served as a director and member of the remuneration and nominating committee, and audit committee of the board of Benitec Biopharma Ltd., a biotechnology company headquartered in Australia. Since August 2018, Mr. Buchi has served as a director and chairman of the board of Dicerna Pharmaceuticals. Mr. Buchi previously served as a director until 2016 of the following companies: Epirus Biopharmaceuticals, Alexza Pharmaceuticals, Stemline Therapeutics, and Forward Pharmaceuticals. Mr. Buchi received his BA degree from Cornell University and a Masters of Management degree from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Buchi’s extensive experience as a senior executive and board member in the pharmaceutical industry provides the Board with unique insights into our business.

Skills and Qualifications:

•    CFO, General Management, Commercial

•    Corporate Development, Business Development, M&A

•    Finance and Accounting

•    International

JEFF GEORGE

Age 47

Jeff George has served on our Board of Directors since December 2019. Mr. George has nearly 20 years of global healthcare and corporate leadership experience. He is currently the Managing Partner of Maytal Capital, a healthcare-focused private equity investment and advisory firm he founded in 2017, and an Operating Partner at Revival Healthcare Capital, a medical device-focused private equity firm. Between 2008 and 2016, he served on the Executive Committee of Novartis Group AG, one of the largest global pharmaceutical companies, first as Division Head and CEO of Sandoz, Novartis’ $10 billion generic pharmaceuticals and biosimilars subsidiary, and then as Division Head and CEO of Alcon, Novartis’ then $10 billion branded eye care subsidiary. In both roles, he was responsible for leading over 25,000 associates globally across more than 160 countries. More recently, he served as CEO and board member of Performance Health, the largest global manufacturer and distributor of products to the physical therapy and rehabilitation markets. Mr. George previously headed Emerging Markets for the Middle East, Africa, Southeast Asia and CIS at Novartis Pharmaceuticals and served as Vice President and Head of Western and Eastern Europe for Novartis Vaccines. Prior to this, he held leadership roles at Gap Inc. and McKinsey & Co. Mr. George serves on the boards of Silicon Valley-based biotech firm Dorian Therapeutics, 908 Devices, a high growth diagnostic medical devices firm, and Wishbone Medical, Inc., a global leader in pediatric orthopedic medical devices, as well as several non-profit organizations including Education Opens Doors, where he serves as Chairman, and the North Texas Food Bank. He previously served on the board of directors of healthcare software firm Roam Analytics, which was sold in 2020 to Parexel, and AdvaMed, the medical device industry association. He holds an M.B.A. from Harvard Business School, an M.A. from Johns Hopkins University’s School of Advanced International Studies, and a B.A. degree from Carleton College.

Skills and Qualifications:

•    CEO, General Management, Commercial

•    Corporate Development, Business Development, M&A

•    Investment, Private Equity

•    International

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JOHN KIELY

Age 62

John Kiely has served on our Board of Directors since December 2019. Mr. Kiely has more than 35 years of financial leadership and advisory experience serving public companies, including multinational corporations. From July 1991 until July 2019, when he retired, he served as a Senior Assurance Partner at Pricewaterhouse Coopers, a multinational professional services firm, where he focused on the pharmaceutical, manufacturing, chemical, medical device and private equity sectors. He held various roles of increasing responsibility at Pricewaterhouse Coopers, including as Private Equity Assurance Leader, U.S. Pharmaceutical Leader and Global Pharmaceutical Assurance Leader. Mr. Kiely is currently and has been since July 2019 on the board of directors of Zovio, Inc., an education technology services company. In addition, Mr. Kiely has served on the board of directors of Covis Pharmaceutical, Inc. since March 2020. Mr. Kiely holds a B.S. degree from Saint Francis University.

Skills and Qualifications:

•    General Management, Commercial

•    Finance and Accounting

•    M&A

•    International

TED NARK

Age 62

Ted Nark has served on our Board of Directors since the Combination. Mr. Nark has served as Managing Director of KRG Capital Partners, a Denver-based $2 billion private equity fund, since 2007. In that role, he has led the identification, negotiation and due diligence of new acquisitions and has worked with portfolio companies and maintained relationships with limited partners. While at KRG, Mr. Nark has led the acquisition and successful monetization of companies, including Convergint Technologies, Diversified Food Services and Petrochoice. From 2006 to 2007, Mr. Nark was Partner at Leonard Green & Partners and, from 2002 to 2006, served as CEO and Chairman of the Board of White Cap Construction Supply, a Leonard Green-owned distributor of construction hardware, tools and materials to professional contractors in the United States. Previously, Mr. Nark served as CEO of Corporate Express Australia and Group President at Corporate Express, Inc. Mr. Nark is currently a board member of several private companies, such as Convergint Technologies, Savatree, Inventus and Metal-Era. Mr. Nark previously served on the boards of Western Windows, Trafficware, The Maroon Group, Corporate Express of Australia, Fort Dearborn, White Cap Construction Supply, FTD, Leslies Pools, Gaiam, Real Goods Solar and Claim Jumper. Mr. Nark received a B.S. degree from Washington State University. Mr. Nark’s strong background in finance and corporate development combined with his service in executive leadership roles within complex corporate organizations contribute strategic and management insight to our Board.

Skills and Qualifications:

•    CEO, General Management, Commercial

•    Corporate Development, Business Development, M&A

•    Investment, Venture Capital

•    International

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GAUTAM PATEL

Age 48

Gautam Patel has served on our Board of Directors since the Combination. Mr. Patel has been Managing Director of Tarsadia Investments, a private investment firm based in Newport Beach, California, since 2012. In that role, he has led a team of investment professionals to identify, evaluate and execute principal control over equity investments across sectors including life sciences, financial services and technology. Prior to joining Tarsadia, Mr. Patel served as Managing Director at Lazard from 2008 to 2012, where he led financial and strategic advisory efforts in sectors including transportation and logistics, private equity, and healthcare. Prior to that, Mr. Patel served in a variety of advisory roles at Lazard from 1999 to 2008, including multiple restructuring, bankruptcy and corporate reorganization assignments in 2001 and 2008. From 1994 to 1997, Mr. Patel was an Analyst at Donaldson, Lufkin & Jenrette, where he worked on M&A as well as high-yield and equity financings. Mr. Patel is currently a Board Member of several private companies such as Kashiv, Asana Biosciences, Prolong Pharmaceuticals, Envisics and AIONX Antimicrobial Technologies. Mr. Patel also serves on the board of Casita Maria Center for Arts & Education, a New York based non-profit organization that aims to empower children through arts-based education. Mr. Patel received a Bachelor of Arts degree from Claremont McKenna College, a Bachelor of Science degree from Harvey Mudd College, an MSc from the London School of Economics and an M.B.A. from the University of Chicago. Mr. Patel brings an extensive knowledge of the Company’s business and operations combined with deep experience in finance, corporate development and healthcare investing to the Board.

Skills and Qualifications:

•    Corporate Development, Business Development, M&A

•    Finance and Accounting

•    Investment, Venture Capital

SHLOMO YANAI

Age 68

Shlomo Yanai has served on our Board of Directors since December 2019. Mr. Yanai has more than 17 years of corporate leadership experience, primarily in the pharmaceutical industry. Mr. Yanai served as President and Chief Executive Officer at Teva Pharmaceutical Industries Ltd. from 2007 to 2012. Prior to that, Mr. Yanai was the CEO of Adama Industries from 2002 to 2006. Mr. Yanai currently serves as the Chairman of the Board of Lumenis Ltd., a Board member at W.R. Grace and a senior advisor to Moelis & Company. Mr. Yanai previously served as Vice Chairman of the Rothschild Caesarea Foundation, Chairman of the Board of Cambrex Corporation and Protalix Biotherapeutics, PDL BioPharma Inc., Perrigo Company, Sagent Pharmaceuticals, Elisra, Bank Leumi Lelsreal, and I.T.L. Optronics Ltd. Mr. Yanai also held various leadership positions in the Israel Defense Forces. Mr. Yanai is a graduate of Harvard Business School’s AMP program. He holds a Master of Public Administration degree from George Washington University and a B.A. degree from Tel Aviv University and is also a graduate of the U.S. National Defense University – War College.

Skills and Qualifications:

•    CEO, General Management, Commercial

•    Investment, Venture Capital

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Required Vote

Our Bylaws provide for a majority vote standard in uncontested elections of directors. Therefore, to be elected at our 2021 annual meeting, which is an uncontested election, each nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the holders of the shares of voting common stock voting by remote communication or by proxy at the annual meeting. A majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES SET FORTH IN PROPOSAL NO. 1.

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Our Management

Executive Officers and Directors

Our executive officers and directors, their positions and their ages as of March 12, 2021, are as set forth in the table below. Each of our directors holds office until the next annual meeting of our stockholders or until his or her successor has been elected and qualified. Our executive officers serve at the discretion of the Board of Directors.

Name	Age	Position
Chintu Patel	49	Co-Chief Executive Officer, Director
Chirag Patel	54	President and Co-Chief Executive Officer, Director
Andrew Boyer	55	Executive Vice President, Chief Commercial Officer-Generics
Anastasios Konidaris	54	Executive Vice President, Chief Financial Officer
Stephen J. Manzano	56	Senior Vice President, General Counsel and Corporate Secretary
Nikita Shah	43	Executive Vice President, Chief Human Resources Officer & Strategic Planning Officer
Joseph Todisco	45	Executive Vice President, Chief Commercial Officer-Specialty
Paul Meister	68	Chairman of the Board of Directors
Emily Peterson Alva	46	Director
J. Kevin Buchi	65	Director
Jeff George	47	Director
John Kiely	62	Director
Ted Nark	62	Director
Gautam Patel	48	Director
Shlomo Yanai	68	Director

For a description of the business experience of the above individuals who are director nominees standing for election, see “Proposal No. 1-Election of Directors.”

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ANDREW BOYER

Executive Vice President, Chief Commercial Officer-Generics

Andrew Boyer has served as our Executive Vice President, Chief Commercial Officer – Generics since August 2020. Prior to that, he served as our Senior Vice President, Commercial Operations since the Combination, and from February 2018, to the completion of the Combination, as Executive Vice President, Commercial Operations of Amneal. Prior to joining Amneal, Mr. Boyer served as President & CEO of North America Generics, Teva Pharmaceutical Industries Ltd., a multinational pharmaceuticals company, from August 2016 to February 2018. Before that, Mr. Boyer was Senior Vice President of Sales and Marketing for the U.S. Generics Division at Allergan, a global pharmaceutical company, from September 2006 to August 2016. Mr. Boyer joined Allergan (then known as Watson Pharmaceuticals) in 1998 as Associate Director of Marketing in Generics. Before joining Allergan, Mr. Boyer served as National Accounts Manager for Lederle/American Cyanamid as well as Marketing Manager for Barr Laboratories. Mr. Boyer received his degree in Business Administration and Management from State University of New York at Albany.

ANASTASIOS KONIDARIS

Executive Vice President, Chief Financial Officer

Anastasios Konidaris has served as our Executive Vice President and Chief Financial Officer since August 2020. Prior to that, he was Senior Vice President and Chief Financial Officer since March, 2020. Mr. Konidaris previously served as Executive Vice President and Chief Financial Officer of Alcresta Pharmaceuticals, LLC, a specialty pharmaceutical company, since March 2016. Prior to joining Alcresta Pharmaceuticals, Mr. Konidaris served as Senior Vice President and Chief Financial Officer of Ikaria, Inc., a biotherapeutics company, from October 2011 to May 2015. From 2007 to May 2015, Mr. Konidaris served as Senior Vice President and Chief Financial Officer at Dun & Bradstreet Corporation, a leading commercial information services company, where he also served as Principal Accounting Officer and led the Global Finance Operations from 2005 to 2007. From 2003 to 2005, Mr. Konidaris served as Group Vice President of the Global Pharmaceutical and Global Diversified Products Groups at Schering-Plough Corporation, a pharmaceutical company. Earlier in his career, Mr. Konidaris held senior financial and operational positions of increasing responsibility at the Pharmacia Corporation, Rhone-Poulenc Rorer, Novartis Corporation and Bristol-Myers Squibb Company. Since 2017, Mr. Konidaris has served as a director of Kadmon Holdings, Inc., where he was appointed interim chairman in January 2019 and chairman in May 2019. Since 2015, Mr. Konidaris has also served as a director of Zep Inc. He previously served as a director of Pernix Therapeutics Holdings Inc. Mr. Konidaris received an M.B.A. degree from Drexel University and a B.S. degree from Gwynedd Mercy College.

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STEPHEN J. MANZANO

Senior Vice President, General Counsel and Corporate Secretary

Stephen Manzano is our Senior Vice President, General Counsel and Corporate Secretary, a position he has held since January 2020. Mr. Manzano is responsible for leading Amneal’s global legal, intellectual property and corporate compliance functions, as well as aligning the company’s corporate legal strategies to drive Amneal’s continued growth. He brings more than 25 years of experience in private corporate and financial transactional practice as well as leading in-house corporate legal teams in the pharmaceutical sector. Most recently, Mr. Manzano concurrently served for 11 years as Group Vice President, General Counsel, Secretary & Head of Corporate Compliance for both Sun Pharmaceuticals and its majority-owned subsidiary, Taro Pharmaceuticals Industries, until December 2019. Mr. Manzano holds a B.S. degree in Public Administration & Political Science from James Madison University and a Juris Doctor degree from Tulane Law School.

NIKITA SHAH

Executive Vice President, Chief Human Resources Officer & Strategic Planning Officer

Nikita Shah has served as our Executive Vice President, Chief Human Resources Officer & Strategic Planning Officer since August 2020. Ms. Shah is responsible for overseeing Amneal’s Human Resources, Internal Communications and Corporate Social Responsibility functions, and partners with the Co-CEOs to lead the creation and execution of the Company’s long-term Corporate Strategy. Prior to this position, Ms. Shah served as the Company’s Senior Vice President, Chief Human Resources Officer from May 2018 to July 2020 and as Senior Vice President, Human Resources and Corporate Affairs from January 2014 to May 2018. Prior to joining Amneal, Ms. Shah led the internal audit and human resources functions for Warner Chilcott, a global specialty pharmaceutical company. She also supported corporate Mergers & Acquisitions, process improvements and systems efficiencies across the organization. Prior to Warner Chilcott, Ms. Shah held roles of increasing responsibilities at AT&T and Deloitte. Ms. Shah received her Master’s degrees in Accounting and Auditing from Gujarat University, India. She is a certified public accountant.

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JOSEPH TODISCO

Executive Vice President, Chief Commercial Officer-Specialty

Joseph Todisco has served as Executive Vice President, Chief Commercial Officer-Specialty since August 2020, and previously served as Senior Vice President, Specialty Commercial, since May 2018. Mr. Todisco joined Amneal in 2011 as the head of Corporate Development and has been an integral part of the management team that executed the Combination, as well as multiple other business development, licensing and mergers & acquisitions. In addition to his role in Corporate Development, Mr. Todisco held management oversight responsibility for Gemini Laboratories, LLC, a subsidiary of the Company, building it from inception to a highly profitable specialty pharmaceutical platform, as well as oversight for all of Amneal’s international commercial operations from 2013 to 2018. Prior to joining Amneal, Mr. Todisco spent more than five years leading Ranbaxy’s North American Commercial Strategy and Business Development, and held various leadership roles with Par Pharmaceuticals. Prior to working in the pharmaceutical industry, Mr. Todisco was an investment banker for Oppenheimer & Co. and also worked in financial services for Marsh & McLennan Companies. Mr. Todisco holds a degree in Economics from Georgetown University and an M.B.A. from Fordham University School of Business.

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Executive Compensation

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis contains statements regarding historical and future Company performance targets or goals. We have disclosed these targets or goals in the limited context of our compensation programs and they should not be understood to be statements of management’s expectations or estimates of results. We specifically caution investors not to apply these statements to other contexts.

Introduction

In the paragraphs that follow, we provide an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this section you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2020 to the following executive officers:

2020 NAMED EXECUTIVE OFFICERS

Name	Position
Chirag Patel	President and Co-Chief Executive Officer
Chintu Patel	Co-Chief Executive Officer
Anastasios Konidaris	Executive Vice President and Chief Financial Officer
Todd P. Branning(1)	Former Senior Vice President and Chief Financial Officer
Andrew Boyer	Executive Vice President, Chief Commercial Officer - Generics
Joseph Todisco	Executive Vice President, Chief Commercial Officer - Specialty
Nikita Shah	Executive Vice President, Chief Human Resources Officer and Strategic Planning Officer

(1)	Mr. Branning stepped down from his position as Senior Vice President and Chief Financial Officer, effective as of March 11, 2020.

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Throughout this proxy statement we refer to these individuals as our “named executive officers” or “NEOs.” The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Leadership Transitions

Since 2019, we have undergone a leadership transition. During this period, we have remained committed to delivering the highest quality of services for our clients, creating significant value for our shareholders and ensuring our compensation programs continue to appropriately incentivize our employees.

As of August 3, 2019, the Board appointed Chirag Patel and Chintu Patel as Co-Chief Executive Officers and Chirag Patel as President. In connection with their service in these roles, Messrs. Patel requested and the Board approved that they each receive an annual salary of $1.00. On February 19, 2020, the Board approved grants of performance restricted stock units (“PSUs”) to each of Messrs. Patel with a grant date closing price value of $2,400,000 each. Between 0% and 200% of the PSUs can be earned based on the Company’s achievement of stock price hurdles over a three-year period from March 1, 2020 through February 28, 2023, with 50% of such units earned at a stock price of $8.00 per share and 200% of such units earned at a stock price of $20.00 per share. Any earned awards vest in full at the end of such performance period. Messrs. Patel also each participate in the Company’s health and welfare benefits that are offered to all full-time employees and receive certain other benefits see “Executive Compensation —Summary Compensation Table” as set out below.

The Board appointed Mr. Branning as Senior Vice President and Chief Financial Officer effective as of January 22, 2019. Mr. Branning stepped down from his position as Senior Vice President and Chief Financial Officer effective March 11, 2020, and Mr. Konidaris assumed the position of Senior Vice President and Chief Financial Officer on March 12, 2020.

In connection with the implementation of “Amneal 2.0,” the Company expanded the executive officer leadership tier to include additional officers. In connection with such change, Mr. Konidaris received a title change to Executive Vice President, Chief Financial Officer; Mr. Boyer received a title change to Executive Vice President, Chief Commercial Officer – Generics; Mr. Todisco received a title change to Executive Vice President, Chief Commercial Officer – Specialty; and Ms. Shah received a title change to Executive Vice President, Chief Human Resources Officer and Strategic Planning Officer. As a result of such title changes, the compensation arrangements for Messrs. Boyer and Todisco and Ms. Shah were modified. See the section entitled “Executive Compensation—Management Employment & Separation Agreements” below for a description of each officer’s modified compensation arrangements.

Executive Summary

The primary objectives of our executive compensation program are to

•	attract, motivate and retain executive officers of outstanding ability and potential;
•	reinforce the execution of our business strategy and the achievement of our business objectives; and
•	align the interests of our executive officers with the interests of our stockholders, with the ultimate objective of increasing stockholder value.

The Compensation Committee aims to provide incentives for superior performance in a given year and over a sustained period by paying fair, reasonable and competitive compensation, and by basing a significant portion of our total compensation package upon achieving that performance (i.e., “pay for performance”).

We also aim for simplicity in our compensation program so that it is easy for our employees and our stockholders to understand the various components of our compensation program and the incentives designed to drive Company performance. The three key components of our executive compensation program are base salary, annual cash performance-based incentive and equity-based long-term incentive awards.

We believe that the compensation program has been instrumental in helping the Company achieve financial and strategic goals, as evidenced by the following:

2020 Financial Performance

(in thousands, except per share amounts)

•	Net revenue of $1,992,523
•	Net income of $68,578 and diluted EPS of $0.61
•	Adjusted net income of $191,020
•	Adjusted EBITDA of $456,174
•	Adjusted diluted EPS of $0.63

From a strategic perspective, 2020 was a year of development and broad growth, positioning our business well to continue its positive momentum into 2021 and beyond. Adjusted net income, adjusted EBITDA and adjusted diluted EPS are not financial measures in conformity with U.S. generally accepted accounting principles (“GAAP”). Please see “Appendix A – Non-GAAP Financial Measures” for more information, including reconciliations to the most directly comparable GAAP measures along with an explanation for why we use these measures and how they are useful to investors.

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Business Combinations and Capital Deployment

•	On January 31, 2020, we acquired a 65.1% controlling interest in both AvKARE Inc., a Tennessee corporation now a limited liability company (“AvKARE, LLC”), and Dixon-Shane, LLC d/b/a R&S Northeast LLC, a Kentucky limited liability company (“R&S”) (collectively, the “Acquisitions”) for a purchase price of $294 million, which included cash of $254 million, the issuance of long-term promissory notes to the sellers with an aggregate principal amount of $44 million and a short-term promissory note with a principal amount of $1 million to the sellers. AvKARE, LLC is one of the largest private label providers of generic pharmaceuticals in the U.S. federal agency sector, primarily focused on serving the Department of Defense and the Department of Veterans Affairs. R&S is a national pharmaceutical wholesaler focused primarily on offering 340b-qualified entities products to provide consistency in care and pricing.
•	On January 12, 2021, we announced that Amneal and Kashiv BioSciences, LLC entered into a definitive agreement pursuant to which Amneal will acquire a 98% interest in Kashiv Specialty, a wholly-owned subsidiary of Kashiv BioSciences, LLC focused on the development of complex generics, innovative drug delivery platforms and novel 505(b)(2) drugs.
•	On December 31, 2020, we acquired a sterile injectables manufacturing facility located in Gujarat, India from Igenius Life Science LLP for approximately $8.13 million.

Operational Execution

During fiscal 2020:

•	We launched 40 new Generics segment products, including 2 key first-to-market launches
•	We submitted ANDAs for 104 Generics segment products and have 85 Generics segment products in the development pipeline
•	We achieved strong net sales growth with our Rytary®, Unithroid® and Zomig® products in our Specialty segment
•	We won awards for 30 base business products with 30 additional opportunities

Role of the Compensation Committee

The Compensation Committee of our Board of Directors is responsible for setting and administering the policies that govern salary, annual and long-term incentive programs and other compensation and benefits for our executive officers. The Compensation Committee annually evaluates the performance of, and evaluates the compensation of, our Co-Chief Executive Officers based upon a combination of the achievement of corporate goals and individual performance. As part of its performance review process, the Compensation Committee solicits the input of the full Board of Directors and makes recommendations to the full Board, which makes compensation decisions with respect to our Co-Chief Executive Officers on the basis of those recommendations. The Compensation Committee oversees various executive and employee compensation plans and programs, and it has responsibility for continually monitoring these plans and programs to confirm that they adhere to our compensation philosophy and objectives. Our Compensation Committee determines the appropriate compensation levels of executives, evaluates officer and director compensation plans, policies and programs, and reviews benefit plans for officers. Our Compensation Committee believes that the total compensation paid to our named executive officers should be fair, reasonable and competitive, and that a significant portion of the total compensation should be tied to our Company’s annual and long-term performance.

The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee, and believes that it is important to do so from time to time. See “—Peer Group Surveys and the Role of Our Compensation Consultant” below.

Role of Our Co-Chief Executive Officers in Compensation Decisions

Regarding most compensation matters, including executive compensation and our annual and long-term incentive plans, our President and Co-Chief Executive Officer and Chirag Patel, Co-Chief Executive Officer, Chintu Patel, evaluate the performance of our other executive officers and make recommendations to the Compensation Committee on the basis of these reviews, including with respect to salary adjustments and incentive plan award amounts for the other executive officers. The Compensation Committee, however, does not delegate any of its functions to others in setting compensation for our named executive officers and exercises its judgment to make final compensation determinations.

Neither of the Co-Chief Executive Officers participates in the decision making regarding his own compensation, and neither is present when his compensation is discussed. Our Compensation Committee reports the compensation decisions it has made with respect to our executive officers other than our Co-Chief Executive Officers to the Board of Directors.

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Peer Group Surveys and the Role of Our Compensation Consultant

Our Compensation Committee does not rely solely on surveys of compensation paid to similar executives in order to determine annual and long-term compensation for our named executive officers. However, in light of the compensation objectives described above, the Compensation Committee annually reviews peer group surveys as an independent measure to confirm that compensation levels for our named executive officers are fair, reasonable and competitive.

During fiscal 2020, the Compensation Committee engaged Radford, a business unit of Aon Plc, an independent executive compensation consulting firm, to prepare a peer group compensation survey based upon publicly available information prior to setting fiscal 2020 compensation for our executive officers. Radford’s services to us are limited to advising the Compensation Committee with respect to executive compensation and non-employee director compensation. The Compensation Committee reviews and evaluates the independence of its consultant each year and has the final authority to hire and terminate the consultant. In considering Radford’s independence, the Compensation Committee reviewed various factors relating to Radford and the individuals actually providing services to the Company, including those factors required by the SEC and the NYSE. Based on a review of these factors, the Compensation Committee has determined that Radford is independent and that Radford’s engagement presented no conflicts of interest for 2020.

For fiscal 2020, our peer group consisted of following publicly traded companies:

•	Alkermes plc	•	Jazz Pharmaceuticals plc
•	Amphastar Pharmaceuticals, Inc.	•	Lannett Company
•	Catalent, Inc.	•	Mallinckrodt plc
•	Emergent BioSolutions Inc.	•	Perrigo Company plc
•	Endo International plc	•	Prestige Consumer Healthcare Inc.
•	Horizon Pharma plc	•	United Therapeutics Corporation

The Compensation Committee reviews the composition of our peer group annually to ensure that the companies constituting the peer group continue to provide meaningful and relevant compensation comparisons, including the appropriate industry and sub-industry (i.e., generic pharmaceuticals), financial metric comparisons (such as revenue, EBITDA, market capitalization and financial growth), number of employees and location. In considering these factors for 2020, and based on the recommendation of its independent compensation consultant, the Compensation Committee removed Akorn, Inc., Mylan N.V. and Teva Pharmaceutical Industries Ltd. from the prior peer group and added Lannett Company.

Components of Executive Compensation

Consistent with its pay for performance philosophy, the Compensation Committee believes that it is important to place a greater percentage of executives’ and senior managers’ compensation at risk than that of non-executives and non-senior managers. This is done by tying executives’ and senior managers’ compensation directly to the performance of the Company. Accordingly, as set forth in the charts below, a significant portion of executive compensation consists of annual and long-term incentives linked to the Company’s financial performance and/or the performance of the Company’s stock.

Base Salaries

We have entered into employment agreements with each of our named executive officers other than Mr. Chirag Patel and Mr. Chintu Patel. In connection with their appointment as Co-Chief Executive Officers, Mr. Chirag Patel and Mr. Chintu Patel requested and the Board of Directors initially approved an annual base salary for each of $1.00. For each of the other named executive officers, the executive officers’ base salary is subject to an annual increase at the discretion of the Compensation Committee. Base salaries for our named executive officers reflect the scope and nature of each officer’s responsibilities. Adjustments to base salary not otherwise provided in the executive officer’s employment agreement, if applicable, are based upon the named executive officer’s past performance, expected future contributions, changes in responsibilities and internal pay equity. As discussed above, the Compensation Committee also annually reviews peer group surveys as an independent measure to confirm that any base salary levels remain fair, reasonable and competitive.

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The base salaries of our named executive officers as of December 31, 2019 and December 31, 2020, respectively, are set forth below.

Name	2019 Base Salary	2020 Base Salary
Chirag Patel	$1.00	$1.00
Chintu Patel	$1.00	$1.00
Anastasios Konidaris(1)	–	$550,000
Todd P. Branning	$530,000	$530,000
Andrew Boyer(2)	$661,917	$600,000
Joseph Todisco(1)	–	$485,000
Nikita Shah(1)	$405,298	$450,000

(1)	Mr. Konidaris did not join the Company until 2020, and Mr. Todisco and Ms. Shah were not named executive officers in 2019. Ms. Shah, however, was a named executive officer in 2018.
(2)	In July 2020, the Compensation Committee approved an adjustment to Mr. Boyer’s pay mix following a market evaluation conducted by the compensation consultant. As a result, Mr. Boyer was granted an additional RSU grant to compensate him for a reduction to his base salary and annual target incentive.

2021 Compensation Decisions – Co-Chief Executive Officers.

As previously disclosed, in December 2020, the Board, upon recommendation of the Compensation Committee, approved the 2021 cash compensation for each of Mr. Chirag Patel and Mr. Chintu Patel. Effective as of January 1, 2021, each of Messrs. Patel is entitled to an annual base salary of $750,000. Going forward, the Compensation Committee expects to review the base salary of each of Messrs. Patel, in their respective capacity as Co-Chief Executive Officer, on an annual basis and to make recommendations to the Board, based on their respective past performance, expected future contributions, changes in responsibilities and market data.

Annual and Long-Term Incentive Awards

In order to align the interests of our stockholders with our compensation plans, we tie significant portions of our named executive officers’ compensation to our annual and long-term financial, operating and stock price performance through annual cash and long-term equity incentives. The Compensation Committee’s philosophy is that named executive officers should expect the level of their compensation to vary with performance, with compensation increasing when performance exceeds our internal targets and budgets and compensation decreasing when performance falls below these expectations.

Annual Performance-Based Cash Incentive Compensation

The Compensation Committee believes that, in order to reward performance and overall Company success, a portion of an executive officer’s annual cash compensation should be tied to the achievement of the Company’s goals and that individual’s performance goals. This annual cash incentive payment is calculated as set forth below.

Annual Incentive Target Amount	x	Company Performance Achievement Level	x	Individual Performance Modifier	=	Incentive Payment
Targets vary based on level and are expressed as a percentage of base salary		2020 Company performance is measured based on achievement against adjusted EBITDA goal, up to 150% of target		Incentive payouts may be adjusted up or down (0%-150%) based on individual performance

The Compensation Committee historically has chosen adjusted EBITDA as the target performance objective for the payment of awards under our annual cash incentive plan. Adjusted EBITDA is not a term defined under U.S. GAAP. We define adjusted EBITDA as net income before net interest expense, income taxes, depreciation and amortization (“EBITDA”), as adjusted for certain other items described in our SEC filings, including stock-based compensation expense, acquisition and site closure expenses, restructuring and other charges, inventory-related charges, charges related to legal matters, asset impairment charges, foreign exchange losses or gains, losses or gains on sale of international operations, and R&D milestone payments.

The Compensation Committee continued using adjusted EBITDA as the performance measure for the annual cash incentive plan for 2020 as the Compensation Committee believes that adjusted EBITDA growth most closely reflects our operating performance and is a key metric for driving the long-term strategic direction that the Board of Directors has set for our Company. Further, adjusted EBITDA growth is highly correlated to or reflective of our Company’s financial and operational improvements, ability to generate cash flow from operations, growth and return to stockholders. We believe that adjusted EBITDA is helpful in assessing the overall performance of our business and is helpful in highlighting trends in our overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on our day-to-day operating performance. We also believe that adjusted EBITDA is an important non-GAAP valuation tool that potential investors use to measure our profitability against other companies in our industry.

Our adjusted EBITDA target for a given year is determined by the Compensation Committee based upon recommendations from and discussions with management, a review of current economic conditions and recent acquisition activity and aligns with our external targets. Factors used by the Compensation

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Committee in setting adjusted EBITDA targets include, among others, the following:

•	reasonable growth expectations taking into account a variety of circumstances faced by our Company;
•	market conditions, including the related impact on cost and our ability to offset any cost increases with pricing increases or other cost savings measures; and
•	prior fiscal year adjusted EBITDA.

After the Compensation Committee reviews the final full year financial results of our Company, the Compensation Committee approves annual cash incentive payouts for the prior year. Annual cash incentive awards are generally paid in March.

No annual cash incentive payments are made unless the threshold adjusted EBITDA target has been achieved. Adjusted EBITDA targets under the annual cash incentive plan may be reset periodically within a fiscal year by the Compensation Committee to take into account acquisitions, divestitures and other unplanned events. No such adjustments were made for 2020. Subject to the provisions of an applicable employment agreement, executives generally must be employed on the last day of a plan year to receive an annual cash incentive award. The Compensation Committee may, however, at its discretion, prorate awards in the event of certain circumstances such as the executive’s promotion, demotion, death or retirement.

The Company performance component of the annual award each executive is eligible to receive is based upon a percentage of the executive’s annualized base salary, with such percentage varying depending upon the level of adjusted EBITDA as compared to threshold, target and maximum adjusted EBITDA performance objectives as set forth in the table below. In connection with their appointment as Co-Chief Executive Officers, Mr. Chirag Patel and Mr. Chintu Patel requested, and the Board of Directors approved, that neither executive receive any annual incentive compensation with respect to fiscal 2020.

	Company Performance Component of Annual Incentive Program Award as a Percentage of Base Salary
Name	Threshold	Target	Maximum
Chirag Patel	–	–	–
Chintu Patel	–	–	–
Anastasios Konidaris	27.5%	55%	82.5%
Todd P. Branning	25%	50%	75%
Andrew Boyer	40%	80%	120%
Joseph Todisco	30%	60%	90%
Nikita Shah	27.5%	55%	82.5%

The fiscal 2020 combined adjusted EBITDA threshold, target and maximum performance objectives were $361 million, $425 million and $531 million, respectively. Our Company’s fiscal 2020 combined adjusted EBITDA was $456 million, or 107% of target which resulted in 114% funding for the Annual Incentive Program.

The 2020 annual performance-based cash incentive program also provides for an individual performance modifier, which may adjust up or down from 0% to 150% based on an individual’s performance during the year.

Name	2020 Base Salary	AIP Target %	AIP Target $	Pro-rated AIP	Final AIP Payout $	AIP Payout % of Target
Anastasios Konidaris	$550,000	55%	$302,500		$327,608	108%
Todd Branning	$530,000	50%	$265,000	$65,888	$75,112	114%
Andrew Boyer	$600,000	80%	$480,000		$492,480	103%
Joseph Todisco	$485,000	60%	$291,000		$315,153	108%
Nikita Shah	$450,000	55%	$247,500		$282,150	114%

2021 Compensation Decisions – Co-Chief Executive Officers.

As previously disclosed, in December 2020, the Board, upon recommendation of the Compensation Committee, approved the 2021 cash compensation for each of Mr. Chirag Patel and Mr. Chintu Patel. Effective for fiscal 2021, each of Messrs. Patel is entitled to a target annual cash bonus of 100% of base salary in accordance with the terms of the Company’s annual cash incentive program.

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Long-Term Incentive Compensation

Our long-term incentive compensation program is designed to promote a balanced focus on driving performance, retaining talent and aligning the interests of our executives with those of our other stockholders. The Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan authorizes the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock or cash-based awards and dividend equivalent awards to employees, non-employee directors and consultants.

Our long-term incentive compensation program for 2020 for the named executive officers was comprised of two components: performance-based restricted stock units (“PSUs”) and restricted stock units.

•	Performance-based restricted stock units. We grant PSUs, which vest upon the attainment of certain performance metrics, in order to further incentivize our executive officers to deliver superior long-term results.
•	Restricted stock units. We grant restricted stock unit awards as a retention tool as they provide the opportunity to receive stock only if the recipient is still employed by us on the date the restrictions lapse.

In 2020, the total value of each named executive officer’s equity grants was divided between restricted stock units and PSUs, other than the Co-Chief Executive Officers who received all their long-term incentive compensation in PSUs. The mix of different types of awards is intended to combine the retention and downside risk benefits inherent in restricted stock units with the incentive and shareholder-value-creation benefits inherent in performance-based restricted stock units, while mitigating the perceived excessive risk that potentially manifests itself through a single type of award approach. Historically, the Company’s long-term incentive compensation program also included the use of stock options. In consultation with its independent compensation consultant, the Compensation Committee determined to shift away from the use of stock options because option awards produce value only if the price of the Company’s stock appreciates, and then only to the extent of the excess of the Company’s stock price over the exercise price of the option.

The following table sets forth the total grant date fair value of equity awards granted to our named executive officers in 2020:

Name	Grant Date Fair Value of 2020 Awards
Chirag Patel	$2,298,679
Chintu Patel	$2,298,679
Anastasios Konidaris	$1,747,367
Todd P. Branning	$616,698
Andrew Boyer	$1,239,735
Joseph Todisco	$881,006
Nikita Shah	$1,057,202

In connection with Mr. Branning’s departure from the Company on March 31, 2020, the equity awards granted to Mr. Branning in 2020 were forfeited.

Restricted Stock Unit Awards

In 2020, annual restricted stock unit grants were made in February for all of the named executive officers, other than our Co-Chief Executive Officers, who received no restricted stock unit grants in 2020, and Mr. Konidaris, who received a new hire restricted stock unit grant in March 2020, shortly after commencement of his employment with the Company. Other than noted below, all of the restricted stock unit awards vest in four equal installments on the first, second, third and fourth anniversary of the grant date subject to cancellation or acceleration as provided in the individual restricted stock unit award agreements. The number of restricted stock unit awards granted to each named executive officer is based upon the grant date fair value of the restricted stock units.

In addition to his annual restricted stock unit grant, in connection with his appointment as Executive Vice President, Chief Commercial Officer – Generics, Mr. Boyer received an additional award of restricted stock units vesting in three equal annual installments commencing on June 30, 2021 subject to continued employment. For additional details on this award, see “—Management Employment & Separation Agreements” below.

Performance-Based Restricted Stock Unit Awards

In 2020, our named executive officers were granted PSU awards in February, other than Mr. Konidaris who was granted PSUs in March 2020 as part of his new hire grant. These awards will be earned at a rate of 0% and 200% of the target award amounts based on the Company’s achievement of certain average closing stock prices for 60 consecutive days during the performance period from March 1, 2020 until February 28, 2023, with a payout of 50% of the target award with if the average closing stock price is $8.00 and a payout of 200% of the target award if the average closing stock price is $20.00 or greater during 60 consecutive day period. Any earned awards vest in full at the end of such performance period, subject to cancellation or acceleration as provided in the individual performance-based restricted stock unit award agreements. The number of PSUs granted to each named executive officer is based upon the closing price on the grant date.

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Other Compensation and Benefits

Benefits offered to our named executive officers serve a different purpose than do the other elements of total compensation. In general, they are provided for the convenience of the Company or are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Most benefits offered to our named executive officers are generally the same as those offered to the general employee population.

Under the Company’s 401(k) plan, the Company makes a 100% matching contribution with respect to each participant’s elective contributions, up to 5% percent of such participant’s compensation (provided that for fiscal 2020, matching contributions were based only on the first $285,000 of such participant’s compensation in accordance with Internal Revenue Code limitations). Matching contributions generally become fully vested after three years of employment with the Company.

Executive Severance and Change in Control Severance Benefits

For a discussion of executive severance and change in control severance benefits, our rationale for offering those benefits and the triggers for payments, see “—Management Employment & Separation Agreements—Severance Upon a Change in Control” below.

Consideration of 2020 Say-on-Pay Vote

At the 2020 Annual Meeting of Stockholders, our “say-on-pay” advisory vote received 99% support. The Compensation Committee regarded this vote, as well as feedback from our engagement with stockholders, as demonstrating strong support for our executive compensation program and did not make any significant changes to our compensation programs as a result of this vote. That said, the Compensation Committee determined to change the primary metric for the PSU awards to absolute stock price from total shareholder return.

Accounting and Tax Considerations

Financial reporting and income tax consequences to our Company of individual compensation elements are important considerations for our Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation. Overall, the Compensation Committee seeks to balance its objective of maintaining a fair, reasonable and competitive compensation package for our named executive officers with enabling the deductibility of compensation.

Executive Compensation Clawback Policy

We do not currently have an executive compensation clawback policy. After the SEC issues final rules implementing the clawback provisions set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Compensation Committee intends to evaluate the final rule and take appropriate action with respect to such a policy at such time.

Stock Ownership Guidelines for Executive Officers

In order to further align the interests of our management with the interests of our stockholders, we require our executive officers (other than our Co-Chief Executive Officers, who each own more than 7% of our Class A and Class B common stock) to own shares of our Class A stock common stock in an amount equivalent to at least two times their base salaries. We adopted our stock ownership guidelines in May 2018, and we expect our executive officers to be able to achieve the required ownership thresholds by five years from the date of adoption of the guidelines. Newly appointed officers will have five years from the date they became subject to the stock ownership guidelines to comply with them. For the purpose of determining stock ownership levels, we include shares underlying restricted stock and restricted stock units (whether or not vested) and shares underlying “in-the-money” vested stock option awards.

See “Corporate Governance—Director Compensation—Director Stock Ownership Guidelines” above for a description of stock ownership guidelines we have adopted for our non-employee directors.

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Anti-Hedging Policy

To prevent speculation or hedging, our insider trading policy prohibits our named executive officers (and our directors and all other employees) from engaging in short sales of our Company’s stock. Company policy also prohibits our directors, executive officers and certain other employees from purchasing or selling any financial instrument that is designed to hedge or offset any decrease in the market value of our Company’s stock, including prepaid variable forward contracts, equity swaps, collars and other derivative securities that are directly linked to our Company’s stock. All other employees are discouraged, but not expressly prohibited, from entering into hedging transactions related to Company stock.

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Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. This report is provided by the following directors, who comprise the committee.

Compensation Committee:

Ted Nark (Chair)
Jeff George
Paul Meister
Shlomo Yanai

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Summary Compensation Table

The following table shows the compensation of our named executive officers for the periods presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)
Chirag Patel	2020	1	—	2,298,679		—		—	22,036	2,320,716
President & Co-Chief Executive Officer	2019	44,226	—	90,749		184,249		—	18,743	337,967
Chintu Patel	2020	1	—	2,298,679				—	29,848	2,328,528
Co-Chief Executive Officer	2019	44,226	—	90,749		184,249		—	20,376	339,600
Todd P. Branning	2020	179,894	—	616,698	(2)	—		75,112	398,707	1,270,412
Former SVP & CFO	2019	487,192	—	1,000,002		1,153,845	(3)	—	14,924	2,655,963
Anastasios Konidaris	2020	427,308	—	1,747,367				327,608	6,216	2,508,499
EVP & Chief Financial Officer
Andrew Boyer	2020	638,103	—	1,239,735		—		492,480	16,213	2,386,531
EVP, Chief	2019	660,084	—	1,391,119		1,046,868	(3)	—	15,008	3,113,079
Commercial Officer - Generics	2018	412,500	—	999,996		2,000,003		448,083	924	3,861,506
Joseph Todisco	2020	458,539	—	881,006				315,153	16,431	1,671,129
EVP, Chief Commercial Officer - Specialty
Nikita Shah	2020	422,491	—	1,057,202		—		282,150	15,877	1,777,720
EVP, CHRO & Strategic	2019	402,613	—	1,321,567		802,741	(3)	—	15,008	2,541,929
Planning Officer	2018	246,132	—	266,668		533,332		227,859	11,359	1,285,349

(1)	These amounts reflect the aggregate grant date fair value of each restricted stock unit award and PSU award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 23 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. For the PSU awards granted in 2020, the value of the awards as of the grant date, assuming that the highest level of performance achievement would be achieved (which is 200% of target), for Mr. Chirag, Mr. Patel, Mr. Branning, Mr. Konidaris, Mr. Boyer, Mr. Todisco and Ms. Shah would be $4,597,359, $4,597,359, $603,400, $1,494,736, $919,472, $862,009 and $1,034,405, respectively.
(2)	In connection with Mr. Branning’s departure from the Company on March 31, 2020, the equity awards granted to Mr. Branning in 2020 were forfeited.
(3)	These amounts include the incremental fair value associated with a one-time option repricing. On October 10, 2019, the Compensation Committee and stockholders of the Company approved a one-time option repricing pursuant to which the exercise price of each relevant option was amended to reduce such exercise price to $2.75. “Relevant Options” were all outstanding stock options as of October 10, 2019 (vested or unvested) that were granted between May 7, 2018 and July 15, 2019 to acquire shares of our Class A common stock that have exercise prices above $3.51, the closing price of a share of the Class A common stock as reported on the New York Stock Exchange on November 13, 2019. The incremental fair value, computed as of the repricing date in accordance with FASB ASC Topic 718 for the Relevant Options held by Mr. Branning, Mr. Boyer and Ms. Shah, totaled $153,846, $380,201 and $169,411, respectively.
(4)	The amounts shown in this column for 2020 consist of the following components:

Name	Company 401(k) Match ($)	Life and Disability Insurance Premiums Paid by Company ($)	Cost for personal use of Driver and Company Car ($)	Severance Paid or Accrued ($)	Reimbursement for taxes incurred for Medical Benefits ($)	Total ($)
Chirag Patel	—	2	22,034	—	—	22,036
Chintu Patel	—	2	29,846	—	—	29,848
Anastasios Konidaris	4,846	1,370				6,216
Todd P. Branning	8,995	449	—	387,315	1,948	398,707
Andrew Boyer	14,250	1,963	—	—	—	16,213
Joseph Todisco	14,250	1,684	497			16,431
Nikita Shah	14,250	1,627				15,877

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Grants of Plan Based Awards in 2020

The following tables set forth information about non-equity and equity awards granted to the named executive officers in fiscal 2020.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
Name	Grant Date		Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units(3) (#)	Option Awards(4) ($)
Chirag Patel
2020 Annual Cash Incentive	—		—	—		—	—	—	—	—	—
PSU grant	2/27/20		—	—		—	316,623	633,245	1,266,490	—	2,298,679
Chintu Patel
2020 Annual Cash Incentive	—		—	—		—	—	—	—	—	—
PSU grant	2/27/20		—	—		—	316,623	633,245	1,266,490	—	2,298,679
Anastasios Konidaris
2020 Annual Cash Incentive	—		151,250	302,500		453,750	—	—	—	—	—
PSU grant	3/12/20		—	—		—	175,439	350,877	701,754	—	747,368
RSU grant	3/12/20		—	—		—	—	—	—	350,877	999,999
Todd P. Branning
2020 Annual Cash Incentive	—		32,944	65,888	(5)	98,832	—	—	—	—	—
PSU grant	2/27/20	(6)	—	—		—	41,557	83,113	166,226	—	301,700
RSU grant	2/27/20	(6)	—	—		—	—	—	—	83,113	314,998
Andrew Boyer
2020 Annual Cash Incentive	—		240,000	480,000		720,000	—	—	—	—	—
PSU grant	2/27/20		—	—		—	63,325	126,649	253,298	—	459,736
RSU grant	2/27/20		—	—		—	—	—	—	126,649	480,000
RSU grant	8/1/20		—	—		—	—	—	—	69,284	300,000
Joseph Todisco
2020 Annual Cash Incentive	—		145,500	291,000		436,500	—	—	—	—	—
PSU grant	2/27/20		—	—		—	59,367	118,734	237,468	—	431,004
RSU grant	2/27/20		—	—		—	—	—	—	118,734	450,002
Nikita Shah
2020 Annual Cash Incentive	—		123,750	247,500		371,250	—	—	—	—	—
PSU grant	2/27/20		—	—		—	71,240	142,480	284,960	—	517,202
RSU grant	2/27/20		—	—		—	—	—	—	142,480	539,999

(1)	The amounts shown in these columns reflect the corporate performance targets under our annual performance-based cash incentive plan. “Threshold” equals 50% of Target, “Target” equals 100% and “Maximum” equals 150% of Target.
(2)	The number of shares shown reflects the “Threshold,” “Target” and “Maximum” payout levels under the 2020 performance-based restricted stock unit awards granted under the 2018 Incentive Award Plan. “Threshold” equals 50% of Target, “Target” equals 100% of Target and “Maximum” equals 200% of Target.
(3)	The number of shares shown reflects the 2020 restricted stock unit awards under the 2018 Incentive Award Plan. The restricted stock unit awards made in 2020 vest in four equal installments on the first, second, third and fourth anniversary of the date of grant, assuming continued employment, other than the August restricted stock unit award granted to Mr. Boyer which vests in three equal installments on 6/30/2021, 6/30/2022 and 6/30/2023.
(4)	These amounts reflect the aggregate grant date fair value of each stock award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 23 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. As the PSUs were subject to market-based vesting conditions the grant date fair value was determined using a Monte-Carlo simulation model, which is a probabilistic approach for estimating the grant date fair value of the PSUs for purposes of accounting under FASB ASC Topic 718.
(5)	Reflects pro-rated awards based on severance agreement.
(6)	In connection with his departure from the Company on March 31, 2020, the equity awards granted to Mr. Branning in 2020 were forfeited.

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Outstanding Equity Awards at December 31, 2020

	Option Awards								Stock Awards
Name	Number of Securities Underlying Options that are Exercisable (#)	Number of Securities Underlying Options that are Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payable Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chirag Patel	24,977	—		15.01	5/7/28		—		—	—		—
	28,044	—		14.05	5/6/29		—		—	—		—
										316,623	(11)	1,446,965
Chintu Patel	24,977	—		15.01	5/7/28		—		—	—		—
	28,044	—		14.05	5/6/29		—		—	—		—
										316,623	(11)	1,446,965
Anastasios Konidaris	—	—		—	—		350,877	(5)	1,603,508	175,439	(11)	801,754
Todd Branning(2)	—	—		—	—		—		—	—		—
Andrew Boyer	136,240	136,240	(3)	2.75	5/7/28		33,311	(6)	152,231	—		—
	25,138	75,415	(4)	2.75	3/1/29		37,038	(7)	169,264	24,692	(10)	112,840
	—	—		—	—		126,649	(8)	578,786	63,325	(11)	289,393
	—	—		—	—		69,284	(9)	316,628	—		—
Joseph Todisco	36,330	36,331	(3)	2.75	5/7/28		8,883	(6)	40,595
	22,624	67,874	(4)	2.75	3/1/29		33,333	(7)	152,332	22,222	(10)	101,555
	—	—		—	—		118,734	(8)	542,614	59,367	(11)	271,307
Nikita Shah	36,330	36,331	(3)	2.75	5/7/28	(6)	8,883	(6)	40,595	—		—
	23,881	71,644	(4)	2.75	3/1/29	(7)	35,186	(7)	160,800	23,457	(10)	107,198
	—	—		—	—		142,480	(8)	651,134	71,240	(11)	325,567

(1)	Based on the closing price of our Class A Common Stock of $4.57 on December 31, 2020, the last trading day of the year.
(2)	Following Mr. Branning’s departure on March 31, 2020, all of his unvested equity awards were forfeited and his vested options expired 90 days following his departure date.
(3)	Stock options vest in two equal installments on May 7, 2021 and May 7, 2022.
(4)	Stock options vest in three equal installments on March 1, 2021, March 1, 2022 and March 1, 2023.
(5)	Restricted stock units vest in four equal installments on March 12, 2021, March 12, 2022, March 12, 2023 and March 12, 2024.
(6)	Restricted stock units vest in two equal installments on May 7, 2021 and May 7, 2022.
(7)	Restricted stock units vest in three equal installments on March 1, 2021, March 1, 2022 and March 1, 2023.
(8)	Restricted stock units vest in four equal installments on February 27, 2021, February 27, 2022, February 27, 2023 and February 27, 2024.
(9)	Restricted stock units vest in three equal installments on June 30, 2021, June 30, 2022 and June 30, 2023.
(10)	The performance-based restricted stock units vest following the conclusion of the January 1, 2019 through December 31, 2021 performance period based upon the level of attainment of our TSR compared to the TSR of companies that comprise the S&P Pharmaceuticals Select Industry Index. The amounts listed represent the threshold number of units under each award. Total shares earned under the performance-based restricted stock units will range from 0% to 150% of the target number of units based on actual performance.
(11)	The performance-based restricted stock units vest following the conclusion of the March 1, 2020 through February 28, 2023 performance period based upon the level of attainment of absolute stock price (based on the closing stock price of the Company’s stock on the New York Stock Exchange). The amounts listed represent the threshold number of units under each award. Total shares earned under the performance-based restricted stock units will range from 0% to 200% of the target number of units based on actual performance.

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2020 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Chirag Patel	—	—	6,459	22,929
Chintu Patel	—	—	6,459	22,929
Anastasios Konidaris	—	—	—	—
Todd P. Branning	40,916	59,069	20,096	103,092
Andrew Boyer	—	—	29,001	106,657
Joseph Todisco	—	—	15,553	58,546
Nikita Shah	—	—	16,170	60,922

(1)	Value realized on exercise is based on the difference between the aggregate exercise price and the fair market value of the shares acquired on the date of exercise.
(2)	Amounts reported are based on the closing price of our Class A Common Stock on the NYSE on the vesting date.

Management Employment & Separation Agreements

Among our named executive officers, we have or had employment agreements with Andrew Boyer, Todd Branning, Anastasios Konidaris, Nikita Shah and Joseph Todisco.

Andrew Boyer

Andrew Boyer is party to an Employment Agreement, effective as of February 5, 2018, by and among Amneal, Amneal Holdings, LLC (“Amneal Holdings”) and Mr. Boyer (the “Boyer Employment Agreement”).

The initial term of the Boyer Employment Agreement began on February 5, 2018 and was scheduled to expire on June 30, 2021, unless further extended or earlier terminated as provided in the Boyer Employment Agreement. The Boyer Employment Agreement automatically renews for single one-year periods unless either party provides a written notice of non-renewal at least 90 days prior to the end of the applicable term or unless it is terminated earlier.

As provided under the Boyer Employment Agreement, following the closing of the Combination, the Company granted to Mr. Boyer (i) an award of restricted stock units having a grant date fair value equal to $1.0 million and (ii) an option to purchase the number of shares of the Company’s Class A common stock necessary for the option to have a grant date fair value of $2.0 million.

On July 31, 2020, the Company entered into Modification No. 1 to the Boyer Employment Agreement, effective as of August 1, 2020 (the “Effective Date”). Pursuant to the Modification, the term of Mr. Boyer’s Employment Agreement was extended until June 30, 2023 (the “Term”) and will automatically be renewed thereafter for single one-year periods unless written notice of non-renewal is provided by any party at least 90 days prior to the end of the Term or the agreement is earlier terminated in accordance with its terms. Under the Modification, as of the Effective Date, Mr. Boyer began serving as the Executive Vice President, Chief Commercial Officer – Generics and receiving an annual base salary of $600,000 (reduced from $661,917), which amount is subject to increase by the Company’s Board of Directors. Further, in connection with the Modification, Mr. Boyer received an award of restricted stock units having a grant date fair value equal to $300,000 with a third of such units vesting on each of June 30, 2021, June 30, 2022 and June 30, 2023, subject to Mr. Boyer’s continued employment through the applicable vesting date.

Mr. Boyer is also eligible to receive an annual bonus targeted at 80% of his base salary under the annual bonus program, and such amount may be between zero and 150% of Mr. Boyer’s base salary.

Severance

The Boyer Employment Agreement provides for severance payments and benefits if (i) Mr. Boyer resigns for “good reason” (as defined in the Boyer Employment Agreement) or (ii) the Board of Directors terminates Mr. Boyer’s employment without “cause” (as defined in the Boyer Employment Agreement), in each case other than during the period that is within three months preceding or 24 months following a “change in control” (as defined in the Boyer Employment Agreement). In addition to payment of earned and vested payments and benefits, these severance payments

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and benefits include: (A) two times his base salary as then in effect; (B) a pro rata portion of his annual bonus for the fiscal year in which the termination occurs, based on actual performance for such fiscal year, and the prior year’s bonus to the extent not then already paid (based on the higher of target or actual performance of the relevant goals); (C) continuation of healthcare benefits until the second anniversary of his termination date; (D) the vesting and, if applicable, exercisability of each outstanding equity award granted to Mr. Boyer will be accelerated to the extent such equity award would have vested had Mr. Boyer’s employment continued until the first anniversary of his termination date (and, to the extent applicable, each outstanding equity award granted to Mr. Boyer will remain exercisable until the first anniversary of his termination date); and (E) outplacement services by a reputable national outplacement service for up to two years following his termination date.

Severance Upon a Change in Control

The Boyer Employment Agreement also provides for severance payments and benefits if (i) Mr. Boyer resigns for good reason, (ii) the Board of Directors terminates Mr. Boyer’s employment without cause or (iii) Mr. Boyer’s employment terminates by reason of death or disability (as defined in the Boyer Employment Agreement), in each case within three months preceding or 24 months following a change in control. In addition to payment of earned and vested payments and benefits, these severance payments and benefits include: (A) the sum of (x) two times his base salary as then in effect plus (y) two times his target annual bonus as then in effect; (B) a pro rata portion of his annual bonus for the fiscal year in which the termination occurs, based on actual performance for such fiscal year, and the prior year’s bonus to the extent not then already paid (based on the higher of target or actual performance of the relevant goals); (C) continuation of healthcare benefits until the second anniversary of his termination date; (D) the vesting and, if applicable, exercisability of each equity award granted to Mr. Boyer will be fully accelerated (and, to the extent applicable, each outstanding equity award granted to Mr. Boyer will remain exercisable until the first anniversary of his termination date); and (E) outplacement services by a reputable national outplacement service for up to two years following his termination date.

The Boyer Employment Agreement requires Mr. Boyer to maintain the confidentiality of information relating to the Company during and after the term of such agreement and also contains non-competition, non-solicitation and non-disparagement covenants as well as other provisions customary for this type of employment agreement.

Todd Branning

Todd Branning was party to an Employment Agreement dated as of January 21, 2019, by and among Amneal, Amneal Holdings and Mr. Branning (the “Branning Employment Agreement”).

The Branning Employment Agreement provided for (i) an annual base salary of at least $530,000; (ii) eligibility to receive an annual bonus between zero and 150% of Mr. Branning’s base salary under the annual bonus program, targeted at 50% of his base salary; (iii) an initial grant of restricted stock units having a grant date fair value equal to $1.0 million and an option to purchase the number of shares of the Company’s Class A common stock necessary for the option to have a grant date fair value of $1.0 million; and (iv) other compensation that may be awarded by the Board of Directors or the Compensation Committee of the Board of Directors.

Mr. Branning’s Departure

In connection with his departure, effective as of March 31, 2020, Mr. Branning was entitled to the following severance payments and benefits pursuant to the Branning Employment Agreement, subject to execution of a release and compliance with certain restrictive covenants: (A) $795,000, representing one and one half times his base salary as then in effect; (B) $75,112, a pro rata portion of his annual bonus for the 2020 fiscal year, based on actual performance for such fiscal year; (C) $21,265, representing continuation of healthcare benefits for 18 months from the termination date; and (D) outplacement services by a reputable national outplacement service for up to 12 months following his termination date. All unvested equity awards were forfeited upon Mr. Branning’s termination of employment on March 31, 2020, and his vested options remained exercisable for 90 days following his departure.

Anastasios Konidaris

Anastasios Konidaris is party to an Employment Agreement, dated March 11, 2020, by and among Amneal, the Company and Mr. Konidaris (the “Konidaris Employment Agreement”).

The Konidaris Employment Agreement provides that Mr. Konidaris will be employed as the Company’s Senior Vice President and Chief Financial Officer at an annual base salary of $550,000. Further, Mr. Konidaris is eligible to earn annual incentive compensation under the Company’s annual bonus plan, in an amount ranging from 0% of his base salary to 150% of his base salary, with the target amount of his annual bonus being equal to 55% of his base salary. Mr. Konidaris is also eligible to receive long-term incentive awards, subject to performance. Pursuant to the Konidaris Employment Agreement, not later than 30 days following the effective date of the agreement, the Company granted to Mr. Konidaris an award of restricted stock units having a grant date closing price value equal to $1,000,000 and an award of PSUs having a grant date closing price value equal to $1,000,000. Subject to Mr. Konidaris’s continuous services to the Company through each vesting date, the restricted stock units will vest in four equal installments beginning on the first anniversary of the effective date of the Konidaris Employment Agreement, and the PSUs will be earned and will vest based on the same vesting and performance conditions as the performance-based restricted stock units awarded to the Company’s other named executive officers in 2020.

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Severance

In the case of termination by the Company without cause or a termination by Mr. Konidaris for good reason (each as defined in the Konidaris Employment Agreement), Mr. Konidaris will be entitled to receive the following severance benefits: (1) an amount equal to 150% of his then-current annual base salary; (2) a pro-rated portion of the annual bonus award for the year during which the termination occurs; (3) benefits continuation for a period of 18 months following the date of termination; and (4) outplacement assistance for a period of 12 months following the date of termination.

Severance Upon a Change in Control

In the case of a termination by the Company without cause or a termination by Mr. Konidaris for good reason within three months prior to or 12 months following a change in control (as defined in the Konidaris Employment Agreement), Mr. Konidaris will be entitled to receive the severance benefits described above. In addition, the vesting and exercisability of each equity award granted to Mr. Konidaris will accelerate effective as of the date of termination, with any performance conditions determined based on actual achievement as of the date of termination, and, if applicable, will remain exercisable for a period of not less than 12 months following the termination.

Nikita Shah

Nikita Shah is party to an Employment Agreement, dated July 29, 2020, by and among Amneal, the Company and Ms. Shah (the “Shah Employment Agreement”).

The Shah Employment Agreement provides that Ms. Shah will be employed as the Company’s Executive Vice President, Chief Human Resources Officer and Strategic Planning Officer at an annual base salary of (i) $450,000 beginning on August 1, 2020; and (ii), $485,000 beginning on January 1, 2021. Further, Ms. Shah is eligible to earn annual incentive compensation under the Company’s annual bonus plan, in an amount ranging from 0% to 150% of her base salary, with the target amount of her annual bonus being equal to 55% of her base salary. Ms. Shah will be eligible to participate in the Company’s long term incentive plan.

Severance

In the case of termination by the Company without cause or a termination by Ms. Shah for good reason (each as defined in the Shah Employment Agreement), Ms. Shah will be entitled to receive the following severance benefits: (1) an amount equal to 150% of her then-current annual base salary; (2) a pro-rated portion of the annual bonus award for the year during which the termination occurs; (3) benefits continuation for a period of 18 months following the date of termination; and (4) outplacement assistance for a period of 12 months following the date of termination.

Severance Upon a Change in Control

In June 2020, the Compensation Committee approved severance benefits for Ms. Shah in the case of a termination by the Company without cause or a termination by Ms. Shah for good reason within three months prior to or 12 months following a change in control (as defined in the Shah Employment Agreement), Ms. Shah will be entitled to receive the severance benefits described above. In addition, the vesting and exercisability of each equity award granted to Ms. Shah will accelerate effective as of the date of termination, with any performance conditions determined based on actual achievement as of the date of termination, and, if applicable, will remain exercisable for a period of not less than 12 months following the termination.

Joseph Todisco

Joseph Todisco is party to an Employment Agreement, dated July 29, 2020, by and among Amneal, the Company and Mr. Todisco (the “Todisco Employment Agreement”).

The Todisco Employment Agreement provides that Mr. Todisco will be employed as the Company’s Executive Vice President, Chief Commercial Officer - Specialty at an annual base salary of (i) $485,000 beginning on August 1, 2020; and (ii), $525,000 beginning on January 1, 2021. Further, Mr. Todisco is eligible to earn annual incentive compensation under the Company’s annual bonus plan, in an amount ranging from 0% to 150% of his base salary, with the target amount of his annual bonus being equal to 60% of his base salary. Mr. Todisco will be eligible to participate in the Company’s long term incentive plan.

Severance

In the case of termination by the Company without cause or a termination by Mr. Todisco for good reason (each as defined in the Todisco Employment Agreement), Mr. Todisco will be entitled to receive the following severance benefits: (1) an amount equal to 150% of his then-current annual base salary; (2) a pro-rated portion of the annual bonus award for the year during which the termination occurs; (3) benefits continuation for a period of 18 months following the date of termination; and (4) outplacement assistance for a period of 12 months following the date of termination.

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Severance Upon a Change in Control

In June 2020, the Compensation Committee approved severance benefits for Mr. Todisco in the case of a termination by the Company without cause or a termination by Mr. Todisco for good reason within three months prior to or 12 months following a change in control (as defined in the Todisco agreement), Mr. Todisco will be entitled to receive the severance benefits described above. In addition, the vesting and exercisability of each equity award granted to Mr. Todisco will accelerate effective as of the date of termination, with any performance conditions determined based on actual achievement as of the date of termination, and, if applicable, will remain exercisable for a period of not less than 12 months following the termination.

2019 Severance Plan

On May 7, 2019, the Compensation Committee adopted the Amneal Pharmaceuticals LLC 2019 Severance Plan (the “Severance Plan”), which was subsequently amended on June 17, 2020. Under the Severance Plan, in the event of (a) a participant’s involuntary termination of employment without Cause due to (i) a reduction-in-force; (ii) a layoff; (iii) the elimination of a participant’s role; (iv) the reorganization of the Company, or a business unit, division, or department of the Company; (v) a change in business plan or structure that results in the participant’s separation from employment; or (vi) any other reason as determined by the Company in its sole discretion or (b) a mandatory relocation of a participant’s primary workplace to a location that is more than fifty (50) miles from a participant’s prior primary workplace, on an individualized basis the participant will be eligible to receive up to a maximum of (depending on his or her position) (A) a lump sum payment of 78 weeks of his or her base pay, (B) a prorated portion of his or her incentive award, (C) fully subsidized COBRA premiums for 78 weeks, and (D) outplacement services for 52 weeks. Under the Severance Plan, in the event of a participant’s termination in connection with a change of control, the participant will be eligible to receive up to a maximum of (depending on his or her position) (A) a lump sum payment of 104 weeks of his or her base pay, (B) two times his or her target bonus, (C) fully subsidized COBRA premiums for 78 weeks, and (D) outplacement services for 52 weeks.

All Amneal executive officers are entitled to benefits under the Severance Plan; provided, however, that if an executive officer is party to an employment agreement that provides for greater severance benefits, the executive officer will not be eligible for severance benefits pursuant to the Severance Plan. If, however, the severance benefits provided by the employment agreement are less than what would be provided by the Severance Plan, the executive officer will be entitled to the severance benefits pursuant to the employment agreement plus the difference between severance benefits payable under the Severance Plan and payable under the employment agreement.

As used in the Severance Plan, “Cause” means (i) any failure or neglect by the participant to perform his or her duties or responsibilities to the Company or any of its subsidiaries (the “Company Group”), (ii) any act of fraud, embezzlement, theft, misappropriation, or material dishonesty by the participant relating to the Company Group or its business or assets, (iii) the participant’s commission of a felony or other crime involving moral turpitude, (iv) any gross negligence or intentional misconduct on the part of the participant in the conduct of his or her duties and responsibilities or services, as applicable, with the Company Group or its affiliates or that adversely affects the image, reputation or business of the Company Group or its affiliates, or (v) any material breach by the participant of any written agreement between the Company Group and the participant or any written policy applicable generally to employees of the Company Group.

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Potential Payments Upon Termination or Change in Control

To enable us to offer a competitive executive compensation program, we believe it is important to provide reasonable severance benefits to our executive officers.

In addition to the employment agreements between the Company and certain of our named executive officers and the Severance Plan, discussed above, from time to time, we may explore potential transactions that could result in a change in control of our Company. We believe that when a transaction is perceived as imminent, or is taking place, we should be able to receive and rely on the disinterested service of our executive officers, without them being distracted or concerned by the personal uncertainties and risks associated with such a situation. We further believe that our stockholders are best served if their interests are aligned with the interests of our executives, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential transactions that may enhance the value of our stockholders’ investments. Consistent with this, we provide change-in-control benefits to our named executive officers only if the officer’s employment terminates in connection with the change in control (often referred to as “double-trigger” change-in-control benefits).

The estimated severance and other benefits for each named executive officer, either pursuant to the Severance Plan or an applicable employment agreement, in the event of a termination of employment are set forth below. Except for Mr. Branning, the amounts assume that the termination was effective as of December 31, 2020 (the last business day of fiscal 2020) and thus are based upon amounts earned through such date and are only estimates of the amounts that would actually be paid to such named executive officers upon their termination. Since many factors (e.g., the time of year when the event occurs, the Company’s stock price) could affect the nature and amount of benefits a named executive officer could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the table below. The amounts shown are in addition to benefits generally available to salaried employees.

In connection with his departure, Mr. Branning received the separation pay and benefits described above under “—Todd Branning—Mr. Branning’s Departure.”

Under our performance-based restricted stock unit agreements, upon an NEO’s termination of employment for any reason (not in connection with a change in control), each NEO would immediately forfeit any and all performance-based restricted stock units which have not vested as of the date of the NEO’s termination of employment. In connection with a Change in Control (as defined in the respective agreements), if a performance-based restricted stock unit continues in effect, is assumed, or an equivalent award is substituted and a NEO is terminated without Cause (as such term is defined in the sole discretion of the Compensation Committee or as set forth in the award agreement) by the Company upon or within 12 months following a Change in Control, then all of the performance-based restricted stock units will fully vest. In the event of a Change in Control prior to the end of the three-year performance period, the number of performance-based restricted stock units earned will be determined as of the date of the Change in Control at a level equal to the sum of (i) the product of (A) the level based on actual performance through the date of the Change in Control (treating such date as the end of the performance period solely for purposes of this clause (A)) and (B) a fraction equal to (x) the number of days elapsed between the beginning of the performance period and the date of the Change in Control, divided by (y) the total number of days in the performance period and (ii) the product of (A) 100% and (B) a fraction equal to (x) the number of days between the date of the Change in Control and the end of the performance period, divided by (y) the total number of days in the performance period.

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		Without Cause or for Good Reason Termination
Name	Benefit	Without Change in Control	With Change in Control	Termination for Death	Termination for Disability
Chirag Patel	Cash	$—	$—	$—	$—
	Accelerated options(1)	$—	$—	$—	$—
	Accelerated RSUs(2)	$—	$—	$—	$—
	PSUs	$—	$—	$—	$—
	Health Care	$—	$—	$—	$—
	TOTAL	$—	$—	$—	$—
Chintu Patel	Cash	$—	$—	$—	$—
	Accelerated options(1)	$—	$—	$—	$—
	Accelerated RSUs(2)	$—	$—	$—	$—
	PSUs	$—	$—	$—	$—
	Health Care	$—	$—	$—	$—
	TOTAL	$—	$—	$—	$—
Anastasios Konidaris	Cash	$1,127,500	$1,127,500	$—	$—
	Accelerated options(1)	$—	$—	$—	$—
	Accelerated RSUs(2)	$—	$1,603,508	$—	$—
	PSUs	$—	$—	$—	$—
	Health Care	$39,506	$39,506	$—	$—
	TOTAL	$1,167,006	$2,770,514	$—	$—
Andrew Boyer	Cash	$1,680,000	$2,640,000	$—	$—
	Accelerated options(1)	$169,730	$385,212	$—	$—
	Accelerated RSUs(2)	$382,779	$1,216,909	$—	$—
	PSUs(3)	$—	$75,364	$—	$—
	Health Care	$83,259	$83,259	$—	$—
	TOTAL	$2,315,767	$4,400,744	$—	$—
Joseph Todisco	Cash	$1,018,500	$1,018,500	$—	$—
	Accelerated options(1)	$74,238	$189,653	$—	$—
	Accelerated RSUs(2)	$206,724	$735,542	$—	$—
	PSUs(3)	$—	$67,827	$—	$—
	Health Care	$39,506	$39,506	$—	$—
	TOTAL	$1,338,967	$2,051,027	$—	$—
Nikita Shah	Cash	$922,500	$922,500	$—	$—
	Accelerated options(1)	$76,524	$196,515	$—	$—
	Accelerated RSUs(2)	$236,680	$852,529	$—	$—
	PSUs(3)	$—	$71,596	$—	$—
	Health Care	$39,506	$39,506	$—	$—
	TOTAL	$1,266,210	$2,082,645	$—	$—

(1)	Represents unvested options that would accelerate in connection with the applicable termination event valued based on the closing price of our Class A common stock on December 31, 2020, which was $4.57.
(2)	Represents unvested restricted stock units that would accelerate in connection with the applicable termination event valued based on the closing price of our Class A common stock on December 31, 2020, which was $4.57.
(3)	Represents unvested performance-based restricted stock units that would be earned in connection with the applicable termination event valued based on the closing price of our Class A common stock on December 31, 2020, which was $4.57.

Release

The obligation of the Company to provide the salary continuation and other severance benefits described above is contingent upon and subject to the execution and delivery by the executive officer of a general release of claims against the Company.

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Pay Ratio Disclosure

The 2020 annual total compensation of the median compensated of all our employees who were employed as of December 1, 2020, other than our Co-CEO, Mr. Chintu Patel, was $12,542; Mr. Chintu Patel’s 2020 annual total compensation was $2,328,528, and the ratio of these amounts was 1 to 186. Since the Company operated with Co-CEOs for 2020, the annual total compensation of Mr. Chintu Patel, which was moderately higher, was used. Had we used Mr. Chirag Patel, our President and Co-Chief Executive Officer, our pay ratio would have been the same. While the compensation of our median employee increased this year, as compared to 2019, the corresponding pay ratio increased this year as well due to our Co-CEOs receiving equity awards for the first time during 2020.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. We used the same employee whose compensation was reported in our prior year pay ratio disclosure and who was identified as of December 1, 2019 in order to calculate the 2020 pay ratio. We determined that it was appropriate to use the same employee to calculate the pay ratio for 2020 because there were no changes in compensation arrangements or the employee population that would significantly impact the pay ratio calculation. As of December 1, 2019, we employed approximately 2,055 U.S.-based employees and 3,395 non-U.S. employees. In addition to our Co-Chief Executive Officers, we excluded a total of 55 employees (46 in Ireland and 9 in Switzerland), which accounted for 1% of our total employee population. For these purposes, we identified the median compensated employee using target total cash compensation (comprised of base salary equivalent and target bonus), which we annualized for any employee, other than temporary or seasonal employees, who did not work for the entire year. The average annual exchange rate as of December 19, 2019 was used to convert amounts paid in foreign currencies to U.S. Dollars in order to identify the median employee, while the average annual exchange rate as of December 31, 2020 was used to calculate the 2020 annual total compensation of the median employee.

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Proposal 2 Advisory Vote on Executive Compensation

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs, which are guided by the principle of “pay for performance,” are designed to attract, motivate, and retain our named executive officers, reinforce the execution of our business strategy and the achievement of our business objectives, and align the interests of our executive officers with the interests of our stockholders, with the ultimate objective of improving stockholder value. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term goals and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 30 for additional details about our executive compensation programs, including information about the fiscal 2020 compensation of our named executive officers.

We believe that our compensation program has been instrumental in helping the Company achieve strong financial performance. Therefore, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say on pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote and the concerns of our stockholders when making future decisions on the compensation of our named executive officers and our Company’s compensation principles, policies and procedures.

In accordance with the Board’s policy of holding annual say on pay votes, we expect that the next advisory vote to approve executive compensation will occur at our 2022 Annual Meeting.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the shares of voting common stock present by remote communication or by proxy at the annual meeting and entitled to vote on the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE, IN AN ADVISORY MANNER, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

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Proposal 3 Approval of Amendment and Restatement of Charter to Remove References to Class B-1 Common Stock

Proposal Details

The Board, through its Nominating and Corporate Governance Committee, routinely undertakes a review of corporate governance matters, including a review of our Amended and Restated Certificate of Incorporation (the “Charter”). In connection with its most recent review, and upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved, and recommends that the stockholders approve, a proposal to amend and restate our Charter to eliminate the provisions included therein relating to our former Class B-1 Common Stock, which is no longer outstanding.

Background

As previously disclosed, during the year ended December 31, 2019, the Company converted all (12.3 million) of its issued and outstanding shares of Class B-1 Common Stock into shares of Class A Common Stock pursuant to its existing Charter. Such shares of Class B-1 Common Stock were retired and may not be reissued by the Company. The rights of Class A Common Stock and the former Class B-1 Common Stock were identical, except that the Class B-1 Common Stock had (1) certain director appointment rights and (2) no voting rights (other than with respect to its director appointment right and as otherwise required by law).

Amendment

The proposed amendment (the “Amendment”) would amend and restate the Charter (as amended and restated, the “Amended and Restated Charter”) to eliminate references to the Class B-1 Common Stock, including the terms and rights associated with such stock. In addition, the proposed amendment would make other minor, immaterial changes and clarifications. This general description of the Amendment is qualified in its entirety by reference to the proposed Amended and Restated Charter, which is reflected in Appendix B. The Amendment does not effectuate any substantive changes to the Charter. Rather, the changes will simplify the Charter and make the Charter more readable by eliminating provisions that no longer have any applicability. The Board believes that this proposal is consistent with its continuing commitment to best practices in corporate governance.

Required Vote

To be approved at the Annual Meeting, this proposal requires the affirmative vote of a majority of the issued and outstanding shares of voting common stock of the Company entitled to vote. A vote in favor of the proposal will also be deemed to constitute approval of the filing of the Amended and Restated Charter with the Delaware Secretary of State. If this proposal is not approved by stockholders, our Charter will continue to include these lapsed provisions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S CHARTER TO REMOVE REFERENCES TO CLASS B-1 COMMON STOCK.

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Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership

The following table sets forth information as of March 12, 2021 with respect to the beneficial ownership of our Class A common stock and Class B common stock, and shows the number of and percentage owned by:

•	each person or entity our Company believes to be the beneficial owner of more than five percent of any class of our common stock based solely on management’s review of SEC filings;
•	each named executive officer listed in the summary compensation table;
•	each director; and
•	all of our current directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of stock held by such person. As of March 12, 2021,          shares of Class A common stock and          shares of Class B common stock were outstanding.

	Class A					Class B		All Common
Name(1)	Shares	Options(2)	RSUs(2)	Total	% of Class	Shares	% of Class	% of All Classes
Emily Peterson Alva
Todd Branning
Andrew Boyer
J. Kevin Buchi
Jeff George
John Kiely
Anastasios Konidaris
Paul Meister
Ted Nark
Chintu Patel
Chirag Patel
Gautam Patel
Nikita Shah
Joseph Todisco
Shlomo Yanai
Total Current Directors and Executive Officers as a Group (15 Persons)

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	Amneal Group(8)
	Class A				Class B		All Common
Name(1)	Shares(2)		% of Class		Shares	% of Class	% of Class
Tushar Patel(3)	—		—		53,578,209%		%
Gautam Patel(4)	162,566%				17,497,336%		%
Dipan Patel(5)	—		—		26,905,073%		%
Chintu Patel(6)	362,566		*		24,753,252%		%
Chirag Patel(7)	362,566		*		21,269,420%		%
Other Members of the Amneal Group	N/A	(8)	N/A	(8)	8,113,600%		%
TOTAL AMNEAL GROUP	13,934,194%				152,116,890	100.00%	%

	Certain Other Beneficial Owners
	Class A		Class B		All Common
Name	Shares	% of Class	Shares	% of Class	% of Class
Funds affiliated with Fosun International Limited(9)	18,407,656%		—	—	%
Funds affiliated with TPG Global, LLC(10)	16,213,367%		—	—	%
Wellington Management Company LLP and affiliated or advised entities(11)	13,906,416	9.42%	—	—	%
The Vanguard Group, Inc. and affiliated or advised entities(12)	10,982,831	7.44%	—	—	%
*	Less than 1%
(1)	Unless otherwise noted, the address for each beneficial owner listed on the table is Amneal Pharmaceuticals, Inc., 400 Crossing Boulevard, Bridgewater, NJ 08807.
(2)	Column includes shares underlying exercisable stock options and stock options and restricted stock unit awards that will vest within 60 days of March 12, 2021.
(3)	c/o Tarsadia Investments, LLC, 520 Newport Center Drive, Twenty-First Floor, Newport Beach, CA 92660. Tushar Patel may be deemed to beneficially own 53,578,209 shares of Class B common stock held of record by Tushar Patel Family Trust.
(4)	Gautam Patel may be deemed to beneficially own 12,887,433 shares of Class A common stock held of record by T-Twelve Legacy Trust and 17,497,336 shares of Class B common stock held of record by Falcon Trust, Puja Patel Trust, Ishani Patel Trust, Niam Patel Trust and Mayur Patel Legacy Trust. Mr. Patel does not have a pecuniary interest in these shares of Class A Common Stock, Common Units or Class B common stock. The Falcon Trust pledged to Credit Suisse AG 15,221,537 common units (including the shares of Class A common stock issued upon any redemption thereof) and the 15,221,537 shares of Class B common stock associated therewith to secure the Falcon Trust’s obligations under that certain Promissory Note and Collateral Agreement dated May 15, 2019. Information with respect to these pledges is taken from the Schedule 13D/A filed on August 26, 2019.
(5)	c/o Buckhead America Hospitality, 2855 Springhill Parkway, Smyrna, GA 30080. Dipan Patel may be deemed to beneficially own 26,905,073 shares of Class B common stock held of record by Dipan Patel Living Trust, AP-1 Trust, AP-2 Trust, AP-3 Trust, AP-5 Trust, AP-7 Trust, and AP-9 Trust.
(6)	Chintu Patel may be deemed to beneficially own 24,753,252 shares of Class B common stock held of record by The Chintu Patel Revocable Trust and The Falguni Patel Revocable Trust.
(7)	Chirag Patel may be deemed to beneficially own 21,269,420 shares of Class B common stock held of record by The Chirag Patel Revocable Trust and The Priti Patel Revocable Trust. Mr. Patel has pledged to Credit Suisse AG 21,269,420 common units (including the shares of Class A common stock issued upon any redemption thereof) and 21,269,420 shares of Class B common stock associated therewith to secure the obligations of those certain borrowers to the Promissory Note and Collateral Agreement dated June 10, 2019. Information with respect to this pledge is taken from the Schedule 13D/A filed on September 11, 2019.

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(8)	See “Corporate Governance – Business Combination and Corporate Structure” above for a discussion of the relationship between the Amneal Group and the Company. The Amneal Group holds 100% of our outstanding Class B shares. Certain members of the Amneal Group may also hold Class A shares. Messrs. Chintu Patel, Chirag Patel and Gautam Patel are members of the Amneal Group and also members of our Board, and their shares are reported in the “Executive Officers and Directors” table above. Shares of Class A common stock held by members of the Amneal Group other than Messrs. Chintu Patel, Chirag Patel, Gautam Patel, Dipan Patel and Tushar Patel are not reported in this table.
(9)	Fosun International Limited, Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. As reported in the Form 13F filed on February 5, 2021 with respect to its holdings as of December 31, 2020, Fosun has the shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 18,407,656 shares.
(10)	TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102. As reported in the Form 13F filed jointly by TPG Group Holdings (SBS) Advisors, Inc., on February 16, 2021 with respect to its holdings as of December 31, 2020, the reporting persons have the shared power to vote or direct the vote and the shared power to dispose or direct the disposition of the 16,213,367 shares.
(11)	Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. Wellington Management Company LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is an indirect subsidiary of Wellington Management Group LLP. Wellington Management Company LLP and Wellington Management Group LLP may each be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of the shares indicated in the table. As reported in the Schedule 13G/A filed by Wellington Management Group LLP on February 3, 2021, Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP have the shared power to vote or direct the vote of 13,000,905 shares and the shared power to dispose or direct the disposition of 13,906,416 shares. Wellington Management Company LLP has the shared power to vote or direct the vote of 12,621,468 shares and the shared power to dispose or direct the disposition of 12,633,662 shares.
(12)	The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355. As reported in the Schedule 13G/A filed by The Vanguard Group on February 10, 2021, The Vanguard Group has the sole power to vote or direct the vote of zero shares, the shared power to vote or direct the vote of 238,850 shares, the sole power to dispose or direct the disposition of 10,631,581 shares and the shared power to dispose or direct the disposition of 351,250 shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than five percent of the voting power of the Company’s stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and any persons who own more than ten percent of our common stock to file with the SEC various reports as to ownership of and changes of ownership in any class of equity securities of our Company. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the reports filed for fiscal 2020 and related written representations, we believe that all of our directors and executive officers and any persons who own more than 10% of our common stock filed the required reports on a timely basis during fiscal 2020, except for Form 4 filings that were inadvertently filed one day late due to an administrative error following the deadline for the vesting of 7,522 Restricted Stock Units for each of Jeffrey P. George, John Kiely and Yanai Shlomo.

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Certain Related Parties and Related Party Transactions

Review and Approval of Related Party Transactions

Our Board of Directors recognizes that transactions involving our Company and related parties present heightened risk of potential or actual conflicts of interest that may interfere—or even appear to interfere—with the interests of our Company. Therefore, it is the policy of our Company (as set forth in our written Related Person Transaction Policy and Procedures and Conflicts Committee Charter) that the Conflicts Committee of the Board of Directors shall review, approve or ratify any transaction with related parties required to be reported by our Company under the applicable rules and regulations governing related party transactions promulgated by the SEC. Copies of our Related Person Transaction Policy and Procedures and Conflicts Committee Charter are available on our website.

Fiscal 2020 Related Party Transactions

Except as described below, each of the following transactions was entered into prior to the closing of the Combination and therefore prior to the establishment of the Conflicts Committee.

See the footnotes to the tables in the section entitled “Security Ownership of Certain Beneficial Owners and Management” for a discussion of a related party transaction between the Company and trusts controlled by Gautam Patel relating to a pledging arrangement.

Fosun International Limited

On June 6, 2019, the Company entered into a license and supply agreement with a subsidiary of Fosun, which is a Chinese pharmaceutical company. Under the terms of the agreement, the Company will hold the import drug license required for pharmaceutical products manufactured outside of China and will supply Fosun with finished, packaged products for Fosun to then sell in the China market. Fosun will be responsible for obtaining regulatory approval in China and for shipping the product from Amneal’s facility to Fosun’s customers in China. In consideration for access to the Company’s U.S. regulatory filings to support its China regulatory filings and for the supply of product, Fosun paid the Company a $1 million non-refundable fee, net of tax, in July 2019 and will be required to pay the Company $0.3 million for each of eight products upon the first commercial sale of each in China in addition to a supply price and a profit share. For the year ended December 31, 2020, the Company did not earn any revenue from this agreement. Fosun is a Chinese international conglomerate and investment company that is a shareholder of the Company.

Industrial Real Estate Holdings NY, LLC and Sutaria Family Realty, LLC

Industrial Real Estate Holdings NY, LLC (“Industrial Real Estate”) is an independent real estate management entity and was the sublandlord of Amneal’s leased manufacturing facility located at 75 Adams Avenue, Hauppauge, New York, pursuant to certain sublease agreements entered into by Industrial Real Estate and Amneal Pharmaceuticals of New York LLC, a subsidiary of Amneal (collectively, the “New York Sublease Agreements”). Effective June 1, 2020, the New York Sublease Agreements were assigned to the Company with the consent of the master lease landlord, Sutaria Family Realty, LLC. Concurrently with the assignment of the lease, the Company exercised a renewal option for $0.1 million to extend the lease by five years until March 31, 2026. Pursuant to the New York Sublease Agreements, rent expense paid to the related parties for the year ended December 31, 2020 was approximately $1.1 million.

Industrial Real Estate is controlled by Gautam Patel, who is a member of the Amneal Group as well as a member of our Board of Directors.

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LAX Hotel, LLC

LAX Hotel, LLC is an independent real estate management entity and the landlord of Amneal’s leased manufacturing and office facility located at 50 Horseblock, Yaphank, New York, pursuant to a sublease agreement entered into by LAX Hotel, LLC and Amneal Pharmaceuticals of New York LLC, a subsidiary of Amneal. The Company recorded the transaction as a financing lease for which payments are due through June 1, 2043. As of December 31, 2020, the remaining financing lease liability was $61.4 million, the current portion of which was $1.2 million.

During 2020, LAX Hotel, LLC was controlled by Tushar Patel, who is a member of the Amneal Group and an observer on our Board of Directors, but is no longer under his control.

Transactions Involving Our Co-CEOs (Mr. Chirag Patel and Mr. Chintu Patel)

Kanan, LLC

Kanan, LLC (“Kanan”) is an independent real estate company and the landlord of Amneal’s leased manufacturing facilities located at 65 Readington Road, Branchburg, New Jersey, 131 Chambers Brook Road, Branchburg, New Jersey and 1 New England Avenue, Piscataway, New Jersey, pursuant to certain lease agreements entered into by Amneal Pharmaceuticals LLC and Kanan (the “New Jersey Lease Agreements”). Pursuant to the New Jersey Lease Agreements, rent expense paid to Kanan for the year ended December 31, 2020 was approximately $2 million.

Chirag Patel and Chintu Patel beneficially own, through certain revocable trusts, 28.0% in the aggregate of the equity securities of Kanan. In addition, each of Chintu Patel and Chirag Patel is a manager of Kanan.

Kashiv Biosciences, LLC

Kashiv is an independent contract development organization focused primarily on the development of 505(b)(2) NDA products utilizing its own proprietary technology platforms, particularly in the areas of abuse deterrence and bioavailability enhancement. Amneal and Kashiv are party to a multi-product development agreement, dated as of August 1, 2011, that was amended and restated in February 2020 (the “Kashiv Multi-Product Agreement”), pursuant to which Amneal and Kashiv have agreed to collaborate on the development and commercialization of a number of generic pharmaceutical products. Pursuant to the Kashiv Multi-Product Agreement, Kashiv provides services (at Amneal’s direction) for the development of a given product, including analytical and formulation development. In exchange for the services it provides, Kashiv is entitled to receive 20% of the net profits realized with respect to Amneal’s sales of such product. Under the terms of the amended agreement, Amneal paid $2 million in July 2019 and may be required to pay up to an additional $18 million upon certain regulatory milestones being met. In addition, Amneal will reimburse Kashiv for certain out of scope costs for development of products as a result of Amneal expanding Kashiv’s development role.

The Company and Kashiv are party to a binding term sheet, dated November 5, 2019, for the development and commercialization of Kashiv’s orphan drug K127 (pyridostigmine) for the treatment of Myasthenia Gravis. Through this agreement, the Company has an exclusive license within the United States to market and sell the K127 product under a New Drug Application (“NDA”), and Kashiv is responsible for all development and clinical work required to secure Food and Drug Administration (“FDA”) approval. Amneal is responsible for filing the NDA and commercializing the product. Kashiv received a payment of $2.0 million in 2020 and is eligible to receive development and regulatory milestones totaling $16.5 million. Kashiv is also eligible to receive tiered royalties from the low double-digits to mid-teens on net sales of K127.

The Company and Kashiv, on February 20, 2020, entered into a master services agreement covering certain services that Kashiv provides the Company for commercial product support for EluRyng and other products, including ranitidine and nitrofurantoin, with such services charged at an hourly rate of $100 per hour for actual time spent plus third-party costs.

The Company and Kashiv are also party to a consulting arrangement that addresses Kashiv’s biosimilar evaluation work for the Company, with such services charged at an hourly rate of $200 per hour for actual time spent plus third-party costs.

In late 2018, Adello Biologics, LLC (“Adello”) contributed substantially all of its assets to Kashiv as of January 1, 2019, and transferred all agreements to Kashiv, including agreements between Amneal and Adello. The following agreements are now between Kashiv and Amneal.

Amneal and Kashiv are also party to a license and commercialization agreement (the “Kashiv License Agreement”) pursuant to which Kashiv and Amneal have agreed to cooperate with respect to certain development activities in connection with two biologic pharmaceutical products (the “Kashiv Products”). In addition, under the Kashiv License Agreement, Kashiv has appointed Amneal as its exclusive marketing partner for the Kashiv Products in the United States. In connection with the Kashiv License Agreement, Kashiv received an upfront payment of $1.5 million from Amneal in October 2017 and is entitled to share in Amneal’s net profits on the products if and when commercialized. In addition, Kashiv is eligible to receive from Amneal payments of (i) up to $21 million in milestones relating to obtaining regulatory approval for the Kashiv Products, (ii) up to $43 million in milestones for the successful manufacture and delivery of the Kashiv Products, (iii) between $20 million and $50 million in milestones depending on the number of competitors for one of the Kashiv Products at launch and (iv) between $15 million and $67.5 million for the achievement of cumulative combined net sales levels for the Kashiv Products, subject to certain conditions and the achievement of specific development and commercial objectives.

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In May 2020, Amneal and Kashiv entered into a product development agreement for the development and commercialization of Posaconazole. Under the agreement, the intellectual property and ANDA for this product is owned by Amneal and Kashiv is to receive a profit share for all sales of the product made by Amneal.

In August 2020, Amneal and Kashiv entered into a product development agreement for the development and commercialization of two generic peptide products, Ganirelix Acetate and Cetrorelix acetate. Under the agreement, the intellectual property and ANDA for these products are owned by Amneal and Kashiv is to receive a profit share for all sales of the products made by Amneal.

Pursuant to the agreements described above, the total profit share paid to Kashiv for the year ended December 31, 2020 was $11.2 million and total payments for milestones, services and reimbursement of expenses paid to Kashiv for the year ended December 31, 2020 was $13.8 million.

The Company and Kashiv are also party to an arrangement whereby the Company leases parking spaces from Kashiv, pursuant to which the Company pays to Kashiv approximately $99,000 per year.

From time to time, Kashiv may enter into services and other arrangements or agreements with Amneal or certain of its subsidiaries in the ordinary course, none of which is material to the business of either party.

On January 11, 2021, Amneal Pharmaceuticals LLC entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Kashiv, pursuant to which, among other matters and on the terms and subject to the conditions of the Purchase Agreement, Amneal purchased from Kashiv 98% of the outstanding membership interests of Kashiv Specialty Pharmaceuticals, LLC (“KSP”), a direct subsidiary of Kashiv (the “Acquisition”). Pursuant to the Purchase Agreement, Amneal is required to pay Kashiv an upfront purchase price comprised of (i) a cash payment of $70 million at the closing of the Acquisition, which is subject to certain customary purchase price adjustments, and (ii) a cash payment of $30 million at the one-year anniversary of the execution of the purchase agreement. Kashiv is also eligible to receive up to an additional $8 million in contingent payments upon the achievement of certain regulatory milestones. In addition to the foregoing contingent payments, the Company has agreed to pay Kashiv certain royalty payments equal to an escalating percentage (from high single-digits to mid double-digits, depending on the net sales amount) of aggregate annual net sales for certain pharmaceutical products. The Purchase Agreement contains customary representations, warranties and covenants. The Acquisition will be financed with cash on hand and is expected to be consummated in the second quarter of 2021, subject to the satisfaction of customary closing conditions, including clearance under the Hart-Scott Rodino Antitrust Improvements Act.

Chirag Patel and Chintu Patel beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, 50% in the aggregate of the outstanding equity securities of Kashiv. In addition, each of Chintu Patel and Chirag Patel is a manager of Kashiv.

Nava Pharma, LLC and PharmaSophia, LLC

PharmaSophia, LLC (“PharmaSophia”) is a joint venture formed by Nava Pharma, LLC (“Nava”) and Oakwood Laboratories, LLC for the purpose of developing certain products. PharmaSophia and Nava are parties to a research and development agreement (the “Nava PharmaSophia Agreement”) pursuant to which Nava provides R&D services to PharmaSophia. Nava and Amneal are party to a subcontract agreement (the “Nava Amneal Subcontract Agreement”) pursuant to which Nava has subcontracted certain of its obligations under the Nava PharmaSophia Agreement to Amneal and Amneal performs such services. Pursuant to the Nava Amneal Subcontract Agreement, the total amount of income earned from these agreements for the year ended December 31, 2020 was $0.5 million.

Chirag Patel and Chintu Patel beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, 37.5% in the aggregate of the outstanding equity securities of Nava. Nava beneficially owns 50% of the outstanding equity securities of PharmaSophia. In addition, each of Chintu Patel and Chirag Patel is a manager of Nava.

Gemini Laboratories, LLC

Gemini Laboratories, LLC (“Gemini”) is a specialty pharmaceuticals company focused on promoting niche branded products to endocrinologists, pediatricians, OB/GYNs and other specialist physicians. Gemini also engages in the wholesale distribution of generic pharmaceuticals to compounding pharmacies and to directly dispensing physicians, and promotes and distributes certain branded or quasi-branded products. Gemini predominantly sells products through branded wholesalers and certain compounding pharmacies and partners that service directly to dispensing physicians.

On May 7, 2018, we entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Gemini Laboratories, LLC and its members (the “Gemini Sellers”), pursuant to which, among other matters and on the terms and subject to the conditions of the Purchase Agreement, we purchased from the Gemini Sellers 98% of the outstanding membership interests of Gemini in exchange for aggregate consideration consisting of: (i) $40.0 million in cash, (ii) $77.2 million in the form of a promissory note with a six-month maturity date (issued by Amneal to the Gemini Sellers) and (iii) certain assumed liabilities (the “Gemini Acquisition”). The Purchase Agreement contains customary representations, warranties and covenants. As the Purchase Agreement was entered into after the Closing, the Conflicts Committee of the Company’s Board of Directors approved the terms of the Gemini Purchase prior to our entry into the Purchase Agreement.

At the time of the Gemini Acquisition, certain members of Chirag Patel’s and Chintu Patel’s immediate families beneficially owned, indirectly through limited liability companies, 46% in the aggregate of the outstanding equity securities of Gemini.

During September 2020, the Company paid $3.3 million to Gemini’s non-controlling interest holders, of which $2.5 million was to acquire their remaining 2% equity interests and $0.8 million to distribute earnings.

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Tarsadia Investments, LLC

Tarsadia Investments, LLC (“Tarsadia”) is a private investment firm that provides financial services and is a significant shareholder of the Company. Tushar Patel, an observer to the Board, is the Chairman and Founder of Tarsadia Investments and Gautam Patel, one of our directors, is managing director of Tarsadia. Tarsadia offers capital and strategic support for companies with substantial growth potential primarily in the healthcare, financial services, real estate, and clean technology sectors. The Company entered into an agreement in which Tarsadia will provide financial consulting services for nominal value. The services are not expected to have a material impact to the Company’s financial statements.

Avtar Investments, LLC

Avtar Investments, LLC (“Avtar”) is a private investment firm. Chirag Patel and Chintu Patel, our Co-Chief Executive Officers, beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, outstanding equity securities of Avtar. During April 2020, the Company entered into an agreement in which Avtar will provide consulting services. The total amount of consulting expense incurred for the year ended December 31, 2020 was $1 million (none in 2019 and 2018). As of December 31, 2020, less than $0.1 million was due to Avtar.

Employment and Shareholder Arrangements with Immediate Family Members

Kanubhai Patel, the father of Chirag and Chintu Patel, is employed by us as the Chairman of Amneal Pharmaceuticals Private Limited. During the fiscal year ended December 31, 2020, Mr. Kanubhai Patel had total compensation of approximately $441,604. In addition, he received an equity grant in 2020 with a grant date fair value of $147,911.

Bindu Patel, a sister of Chirag and Chintu Patel, is employed by us as a manager in the information technology department. During the fiscal year ended December 31, 2020, Ms. Bindu Patel had total compensation of approximately $125,952.

Agreements Entered into in Connection with the Combination and the PIPE Investment

Stockholders Agreement

See the “Corporate Governance” section of this proxy statement for a summary of the material terms of the Stockholders Agreement.

PIPE Investment

In connection with the Combination, on May 4, 2018, members of the Amneal Group entered into definitive purchase agreements (the “PIPE Purchase Agreement”) that provided for a private placement of certain shares of Class A common stock and Class B-1 common stock (the “PIPE Investment”) with select institutional investors (the “PIPE Investors”). Pursuant to the PIPE Purchase Agreement, upon the closing of the Combination (the “Closing”), members of the Amneal Group exercised their right to cause Amneal to redeem units held by such members pursuant to the LLC Agreement (defined herein). In connection with such redemption, such members of the Amneal Group received shares of Class A common stock or shares of Class B-1 common stock in exchange for such redeemed units, in each case pursuant to the LLC Agreement (such redemption and issuance of Class A common stock and Class B-1 common stock to the members of the Amneal Group, the “Redemption”). Following the Redemption, the members of the Amneal Group sold such shares of Class A common stock and Class B-1 common stock to the PIPE Investors at a per share purchase price of $18.25 for gross proceeds of approximately $855,000,000. Following the PIPE Investment, the PIPE Investors owned collectively approximately 15% of the Company’s shares on a fully diluted and as converted basis, with TPG owning all outstanding shares of Class B-1 common stock. As a result of the Conversion in 2019, there are no longer any shares of Class B-1 common stock outstanding.

In connection with the Combination and in furtherance of the PIPE Investment, TPG, Amneal Holdings and the Company entered into the PIPE Side Letter providing for certain rights and obligations of each in connection with the PIPE Investment. Pursuant to the PIPE Side Letter, TPG has customary registration rights with respect to the Company’s shares owned by TPG. The PIPE Side Letter also provides TPG the right to designate a Board observer with respect to the Company’s Board of Directors, as well as the right, subject to certain ownership thresholds discussed herein, to designate a director for appointment to the Company’s Board of Directors.

Registration Rights Agreement

We entered into a Registration Rights Agreement with the PIPE Investors in connection with the Closing. The Registration Rights Agreement provides the PIPE Investors certain registration rights whereby the Company and Impax were required to jointly prepare and file with the SEC a shelf registration statement on Form S-1 with respect to resales of all shares of Class A common stock beneficially owned by Amneal Holdings. We agreed to use our reasonable best efforts to become eligible to use Form S-3 and, upon becoming eligible, we agreed to promptly file a shelf registration statement on Form S-3.

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Tax Receivable Agreement

Pursuant to the LLC Agreement, Amneal Holdings and its permitted transferees have the right to redeem all or a portion of their Amneal Common Units (defined herein) for Class A common stock. In connection with such redemption, the Company will receive a “step-up” in its share of the tax basis in the Amneal assets and possibly certain other tax benefits, and the Company will pay the Members (as defined below) for the value of such benefits.

The following summary of the terms of the Tax Receivable Agreement is not a complete description thereof and is qualified in its entirety by the full text thereof.

At the Closing, the Company, Amneal and Amneal Holdings entered into the Tax Receivable Agreement. The Tax Receivable Agreement governs the administration and allocation between the parties of tax liabilities and benefits arising prior to, as a result of, and subsequent to the Combination, and the respective rights, responsibilities and obligations of the Members and the Company with respect to various other tax matters. The term “Members” includes the then existing members of Amneal at Closing (other than the Company) and any persons who have executed and delivered a joinder in accordance with the Tax Receivable Agreement. Chirag Patel, Chintu Patel and Gautam Patel are Members.

Determination of Realized Tax Benefit

Under the Tax Receivable Agreement, the Company will ensure that Amneal and its subsidiaries that are treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Code.

Basis Schedules

Within 90 days after the filing of the U.S. federal income tax return of the Company for each relevant taxable year, the Company will at its own expense deliver to the Members a schedule that shows (a) the basis adjustments with respect to the reference assets as a result of the relevant exchanges effected in such taxable year, calculated (i) in the aggregate and (ii) solely with respect to exchanges by the applicable Member; (b) the period (or periods) over which the reference assets are amortizable and/ or depreciable; and (c) the period (or periods) over which each basis adjustment is amortizable and/or depreciable.

Tax Benefit Schedules

Within 90 days after the filing of the U.S. federal income tax return of the Company for any taxable year in which there is a realized tax benefit or realized tax detriment, the Company shall, at its own expense, deliver to the Members a schedule showing the calculation of the realized tax benefit or realized tax detriment for such taxable year.

Tax Benefit Payments

Each Member is entitled to receive an amount equal to the sum of (1) 85% of the cumulative net realized tax benefit attributable to such Member as of the end of such taxable year over the aggregate amount of all tax benefit payments previously made to such Member, and (2) the interest calculated at the agreed rate from the due date for filing the U.S. federal income tax return of the Company for such taxable year until the date on which the Company makes a timely tax benefit payment to the Member.

Approvals by the Amneal Group

The Company and its subsidiaries must obtain prior written consent from the Amneal Group before (i) making a disposition of any assets held by Amneal or its subsidiaries prior to the Closing if the cumulative “amount realized” (as such term is defined for U.S. federal income tax purposes) for all such dispositions in any 12-month period would be in excess of $40,000,000 unless the Company agrees to use its best efforts to ensure that each Member receives tax distributions equal to its assumed tax liability, (ii) making certain acquisitions that would reasonably be expected to materially adversely affect any member’s rights or obligations under the Tax Receivable Agreement, or (iii) entering into certain additional agreements with other persons that are similar to the Tax Receivable Agreement.

Termination

The Company may terminate the Tax Receivable Agreement with the written approval of a majority of the independent directors of the Company’s Board of Directors by making a payment to the Members, equal to the present value of the tax benefit payments to be paid to each such Member, discounted at the lesser of ICE LIBOR plus 100 basis points or 6.50% per annum, compounded annually (an “Early Termination Payment”). The Tax Receivable Agreement will also be deemed to be terminated by the Company and an Early Termination Payment by the Company will be required in the event of either (a) a Change of Control (as defined below) or (b) a material breach by the Company of any of its material obligations under the Tax Receivable Agreement.

A “Change of Control” includes (a) any person other than Amneal Holdings and its permitted transferees beneficially owning more than 50% of the combined voting power of the Company; (b) the liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company, unless the sale is to an entity of which at least 50% of the combined voting power is owned by the Company’s Stockholders who owned the Company immediately prior to such sale in substantially the same proportions; (c) a business combination of the Company or any of its subsidiaries with any other entity, after which the Company’s Board of Directors immediately prior to such combination does not constitute at least a majority of the Board of Directors of the surviving company or its parent, or all of the beneficial owners of the voting securities of the Company prior to such combination do not beneficially own more than 50% of the combined voting power of the surviving entity; and (d) the following individuals ceasing to constitute a majority of the Company’s Board of Directors: (i) the directors of the Company as of the Closing (“Initial Directors”) and (ii) any new director whose appointment or nomination was approved by at least two-thirds of the directors who were (x) Initial Directors or (y) whose appointment or nomination was approved by at least two-thirds of the Initial Directors.

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LLC Agreement

In connection with the Combination, Amneal, the Company and the Existing Amneal Members (and Amneal Holdings, following the assignment and transfer by the Existing Amneal Members (as defined in the LLC Agreement) of Amneal Common Units to Amneal Holdings) entered into and are governed by the LLC Agreement, which sets forth, among other things, certain transfer restrictions on Amneal Common Units, and rights to redeem Amneal Common Units in certain circumstances. The following summary of the terms of the LLC Agreement is not a complete description thereof and is qualified in its entirety by the full text thereof. Undefined Capitalized terms have the meaning ascribed to them in the LLC Agreement.

Appointment of the Company as Manager

Under the LLC Agreement, the Company is admitted as the sole managing member of Amneal. As the managing member, the Company will conduct, direct and exercise full control over all activities of Amneal, including day-to-day business affairs and decision-making of Amneal, without the approval of any other member. As such, the Company, through Amneal’s officers, will be responsible for all operational and administrative decisions of Amneal and the day-to-day management of Amneal’s business.

Pursuant to the terms of the LLC Agreement, the Company will not be permitted, under any circumstances, to be removed as managing member by the members of Amneal. The Company will not resign or cease to be the managing member unless proper provision is made for the obligations of the Company to remain in full force and effect.

The managing member may cause Amneal to contract with the managing member or any affiliate of the managing member as long as the contracts are on terms comparable to those available to others dealing at arm’s length or are approved by the members (other than the managing member and its controlled affiliates) holding a majority of the Amneal Common Units.

Officers

The managing member will appoint the officers of Amneal to implement the day-to-day business and operations of Amneal. In the event of a vacancy, the managing member has the right to appoint a new officer to fill the vacancy.

Compensation

The Company will not be entitled to compensation for its services as managing member. It will be entitled to reimbursement by Amneal for reasonable fees and expenses incurred on behalf of Amneal, except for payment obligations of the Company under the Tax Receivable Agreement.

Units

The LLC Agreement provides that at the Closing there will be one class of Amneal Common Units. In accordance with the Business Combination Agreement, all Amneal Common Units held by the Existing Amneal Members prior to the execution of the LLC Agreement are converted into Amneal Common Units. The managing member may establish additional securities of Amneal in its discretion in accordance with the terms, and subject to the restrictions of, the LLC Agreement. The managing member may create one or more classes or series of Amneal Common Units or preferred units solely to the extent they are in the aggregate substantially equivalent to a class of common stock of Amneal or class or series of preferred stock of Amneal.

Allocations and Distributions

Allocations

Pursuant to the LLC Agreement, items of income, gain, loss or deduction of Amneal generally will be allocated among the members for capital accounts on a pro rata basis in accordance with each member’s percentage interest, except that partner nonrecourse deductions attributable to partner nonrecourse debt will be allocated in the manner required by the Treasury Regulations Section 1.704-2(i). Nonrecourse deductions for any taxable year will be allocated pro rata among the members in accordance with their percentage interests.

Distributions

Amneal may make distributions out of distributable cash and other funds or property to its members from time to time at the discretion of the managing member of Amneal. Such distributions generally will be made to the members on a pro rata basis in proportion to the number of Amneal Common Units held by each member on the record date for the distribution. Amneal will not be required to make distributions to the extent that such distributions would render Amneal insolvent or if such distribution would violate any applicable law or the terms of the any credit agreement in existence at Closing.

Tax Distributions

In connection with any tax period, Amneal is required to make distributions to its members, on a pro rata basis in proportion to the number of Amneal Common Units held by each member, of cash until each member (other than the Company) has received an amount at least equal to its assumed tax liability and the Company has received an amount sufficient to enable it to timely satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities, and meet its obligations pursuant to the Tax Receivable Agreement. To the extent that any member does not receive its percent interest of the aggregate tax distribution, the tax distribution for such member will be increased to ensure that all distributions are made pro rata in accordance with such member’s percentage interest.

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Repurchase or Redemption of Amneal Common Units

Upon written notice to Amneal and the Company, each member is entitled to cause Amneal to effect a redemption (a “Redemption”) of all or any portion of its Amneal Common Units in exchange for the number of shares of Class A common stock equal to the number of redeemed Amneal Common Units (the “Share Settlement”) or, at Amneal’s election, cash in an amount equal to the product of the Share Settlement and the average of the volume-weighted closing price for a share of Class A common stock on the NYSE for the five consecutive full trading days ending on and including the last full trading day immediately prior to the redemption notice date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A common stock (the “Cash Settlement”). The Company may, in its sole and absolute discretion, elect to effect the exchange of the redeemed Amneal Common Units for the Share Settlement or Cash Settlement, at the Company’s option, through a direct exchange of such redeemed Amneal Common Units and such consideration between the redeemed member and the Company.

Transfer Restrictions

No interest in Amneal may be transferred except as permitted under the LLC Agreement. The LLC Agreement permits transfers:

•	by a member to an affiliate of such member;

•	by the Existing Amneal Members or any direct or indirect transferee of such members (including Amneal Holdings):

•	with the prior written consent of the Conflicts Committee,

•	in response to a tender or exchange offer that has been approved or recommended by the Company Board;

•	in connection with any Company Sale;

•	that is an individual, (1) to such Existing Amneal Member’s (or such transferee’s) spouse, (2) to such Existing Amneal Member’s (or such transferee’s) lineal ancestors, lineal descendants, siblings, cousins or the spouses thereof, (3) to trusts for the benefit of such Existing Amneal Member (or such transferee) or such persons, (4) to foundations established by such Existing Amneal Member (or such transferee) or such persons or affiliates thereof or (5) by way of bequest or inheritance upon death;

•	that is an entity, to such Existing Amneal Member’s (or such transferee’s) members, partners or other equity holders; or

•	of up to a total of 60,000,000 Amneal Common Units; or

•	pursuant to a Redemption or direct exchange as described above.

Dissolution

The LLC Agreement provides that the unanimous consent of at least 75% of all members holding Amneal Common Units will be required to voluntarily dissolve Amneal. In addition to a voluntary dissolution, Amneal may be dissolved upon the entry of a decree of judicial dissolution or upon other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of liquidation will be distributed in the following order: (i) to pay the expenses of winding up Amneal; (ii) to pay debts and liabilities owed to creditors of Amneal; and (iii) to the members pro rata in accordance with their respective percentage ownership interests in Amneal.

Corporate Opportunities and Waiver of Fiduciary Duty

The LLC Agreement provides that, notwithstanding any duty, including fiduciary duty, otherwise applicable at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to any member or related person of such member, and no member or related person of such member who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for Amneal or the members will have any duty to communicate or offer such opportunity to Amneal or the members, or to develop any particular investment, and such person will not be liable to Amneal or the members for breach of any fiduciary or other duty (other than fiduciary duties owed to the Company) by reason of the fact that such person pursues or acquires for, or directs such opportunity to, another person or does not communicate such investment opportunity to the members.

Indemnification and D&O Insurance

Amneal will indemnify any member or affiliate, the managing member or any of its affiliates, any officer, or individual serving at the request of Amneal as an officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise. Such persons will be entitled to payment in advance of expenses, including attorneys’ fees, that they incur in defending a proceeding, but they will be required to repay any such advance if it is ultimately determined that they were not entitled to indemnification by Amneal. Indemnification will not be available for any expenses, liabilities, damages and losses suffered that are attributable to any such person’s or its affiliates’ gross negligence, willful misconduct or knowing violation of the law or for any present or future breaches of any representations, warranties or covenants contained in the LLC Agreement or in other agreements with Amneal.

Tax Classification

The members intend that Amneal be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes. Each member and Amneal will file all tax returns and will take all tax and financial reporting positions in a manner consistent with such tax treatment.

Amendments

The LLC Agreement may only be amended in writing by the manager with the written consent of the holders of at least 75% of the Amneal Common Units then outstanding.

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Report of the Audit Committee

Under the guidance of a written charter adopted by our board of directors, the audit committee oversees our management’s conduct of the financial reporting process on behalf of the board of directors. A copy of the charter is available at the investor relations section of our company’s website, http://investors.amneal.com. The audit committee also appoints the independent registered public accounting firm to be retained to audit our company’s consolidated financial statements and internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the audit committee. The audit committee is responsible for pre-approving both audit and non-audit services to be provided by the independent registered public accounting firm. The audit committee’s charter reflects the above-mentioned responsibilities, and the audit committee and the board of directors periodically review and revise the charter.

Management is responsible for our company’s financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America. In addition, our company’s independent registered public accounting firm will express its own opinion on the effectiveness of the company’s internal control over financial reporting. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews.

The audit committee meets at least four times annually, or more frequently as circumstances dictate. During fiscal 2020, the audit committee met six times. The audit committee also met with management periodically to consider the adequacy of our company’s internal controls, and discussed these matters and the overall scope and plans for the audit of our company with our independent registered public accounting firm, Ernst & Young LLP. The audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the effectiveness of our internal control over financial reporting, and the overall quality of our financial reporting. The audit committee also discussed with senior management our company’s disclosure controls and procedures and the certifications by our co-chief executive officers and chief financial officer, which are required by the SEC under the Sarbanes-Oxley Act of 2002 for certain of our company’s filings with the SEC. The audit committee also met separately from time to time with our chief financial officer, and at least quarterly, the audit committee met in executive session.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, management’s assessment of the effectiveness of our company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the effectiveness of our company’s internal control over financial reporting as of December 31, 2020. The audit committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of our company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the audit committee under auditing standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has discussed with the independent registered public accounting firm its independence from our company and our management, including the matters in the written disclosures and letter which were received by the audit committee from the independent registered public accounting firm as required by the applicable requirements of the PCAOB, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence. In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Audit Committee:
John Kiely (Chair)
J. Kevin Buchi
Jeff George

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Proposal 4 Appointment of Independent Registered Public Accounting Firm

Introduction

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal year ending December 31, 2021.

We are asking our stockholders to ratify the selection of Ernst & Young as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

One or more representatives of Ernst & Young are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate stockholder questions.

Independent Registered Public Accounting Firm Fees

In addition to performing the audit of our consolidated financial statements, Ernst & Young has provided various other services during fiscal 2020 and 2019. The aggregate fees billed or expected to be billed for fiscal 2020 and 2019 for each of the following categories of services are as follows:

Type of Fees	Fiscal 2020	Fiscal 2019
Audit Fees	$4,725,800	$4,021,000
Audit-Related Fees	—	357,200
Tax Fees	296,100	484,300
All Other Fees	3,600	3,600
TOTAL	$5,025,500	$4,866,100

In accordance with the SEC’s definitions and rules, the terms in the above table have the following meanings:

“Audit Fees” are the aggregate fees billed or expected to be billed for each of fiscal 2020 and 2019 for professional services rendered by Ernst & Young for the audit of our consolidated financial statements included in our annual reports on Form 10-K and review of the unaudited consolidated financial statements included in our quarterly reports on Form 10-Q; SEC registration statements, including consents and review of documents filed with the SEC, consultation on accounting standards or transactions, and for services in connection with statutory or regulatory filings or engagements; and for services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for fiscal 2020 and 2019.

“Audit-Related Fees” are the aggregate fees billed in fiscal 2019 for assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no audit-related fees in 2020. Audit-related fees for 2019 related to due diligence services in connection with acquisitions.

“Tax Fees” are the aggregate fees billed in each of fiscal 2020 and 2019 for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning.

“All Other Fees” are the aggregate fees billed in each of fiscal 2020 and 2019 for products and services provided by Ernst & Young not included in the first three categories.

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The Audit Committee has reviewed summaries of the services provided by Ernst & Young and the related fees, and the Audit Committee has determined that the provision of the non-audit services described above is compatible in maintaining the independence of Ernst & Young.

All of the services described above that required pre-approval were pre-approved by the Audit Committee in accordance with its pre-approval policy. The Audit Committee pre-approval policy provides that all auditing services and all non-audit services to be provided by Ernst & Young be pre-approved by the Audit Committee, provided that the Audit Committee shall not approve any non-audit services prohibited by Section 10A(g) of the Exchange Act.

Required Vote

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares of voting common stock present by remote communication or by proxy at the annual meeting and entitled to vote on the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

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Other Matters

Our management is not aware of any other matters to be presented for action at the annual meeting; however, if any such matters are properly presented for action, it is the intention of the proxy appointees to vote in accordance with their best judgment on such matters.

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About the Meeting

Why am I receiving these materials?

This proxy statement is provided to the stockholders of the Company as of the close of business on March 12, 2021 (the “Record Date”) in connection with the solicitation of proxies by our Board of Directors to be voted at our annual meeting of stockholders to be held virtually at www.virtualshareholdermeeting.com/AMRX2021 at 9:00 a.m., Eastern Daylight Time, on Wednesday, May 5, 2021, and at any adjournment or postponement of the meeting. This proxy statement provides important information that you should consider in deciding how to vote on the matters to be voted on at the annual meeting.

Why is the annual meeting being webcast online?

Due to the continued impact of the coronavirus (COVID-19) crisis and to support the health and well-being of our stockholders and other participants at the annual meeting, this year the annual meeting will be a virtual meeting of stockholders held via a live audio webcast. The format of the virtual meeting has been designed to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. Stockholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/ AMRX2021, providing our stockholders with the opportunity for meaningful engagement with the Company. In addition, stockholders will be permitted to submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit Control Number.

How do I participate in the virtual meeting?

Our annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live audio webcast. No physical in-person meeting will be held.

The online meeting will begin promptly at 9:00 a.m. EDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. To participate in the meeting, you must have your 16-digit Control Number that is shown on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the annual meeting online, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/AMRX2021. Stockholders will be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page. If you lose your 16-digit Control Number, you may join the annual meeting as a “guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on the Record Date.

Will I be able to participate in the virtual meeting on the same basis as I would be able to participate in a live meeting?

The virtual meeting format for the annual meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We believe that holding the annual meeting online will help support the health and well-being of our stockholders and other participants at the annual meeting as we continue to navigate the COVID-19 crisis.

The format of the virtual meeting has been designed to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses;
•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment issues, are not pertinent to meeting matters and therefore will not be answered.

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What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

Should you require technical assistance, support will be available by dialing 1-844-986-0822 (U.S.) or 1-303-562-9302 (International) during the meeting; these telephone numbers will also be displayed on the meeting webpage. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

What items will be voted on at the annual meeting?

At the annual meeting, the stockholders will consider and vote upon:

•	the election of 10 directors named in this proxy statement to hold office until the next annual meeting of stockholders (Proposal No. 1);
•	an advisory vote to approve executive compensation, commonly referred to as a “say on pay” proposal (Proposal No. 2);
•	a vote to approve an amendment to and restatement of the Amneal Pharmaceuticals, Inc. Certificate of Incorporation to remove references to the Company’s former Class B-1 common stock (Proposal No. 3); and
•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2021 (Proposal No. 4).

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting.

What is a proxy statement? What information is contained in this proxy statement?

It is a document that SEC regulations require us to give you when we ask you to designate proxies to vote on your behalf. The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Company’s Board of Directors and Board committees, the compensation of our directors and executive officers for fiscal 2020 and other required information.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are pleased to be using the SEC rule that allows companies to furnish their proxy materials to stockholders over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of the proxy materials instead of a paper copy of the proxy materials. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail.

How can I access the proxy materials over the Internet?

The notice of annual meeting, proxy statement and annual report are available at www.proxyvote.com. Instead of receiving future copies of the proxy materials by mail, most beneficial owners can elect to receive an email that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site. If you received a Notice of Internet Availability, that notice will contain additional instructions on how to view our proxy materials on the Internet.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving a Notice of Internet Availability will find instructions about how to obtain a paper copy of the proxy materials on that notice. All stockholders who do not receive a notice will receive a copy of the proxy materials by mail or email.

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What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare, you are considered a “stockholder of record” with respect to those shares.

If your shares are held in a brokerage account or with a bank or other nominee, you are considered the “beneficial owner” of those shares.

Who is entitled to vote at the annual meeting?

Each holder of record of our Class A common stock and Class B common stock at the close of business on the Record Date is entitled to vote at the annual meeting (Class A common stock and Class B common stock are referred to herein as the “voting common stock”). Holders of Class A common stock and Class B common stock vote as a single class. As of the Record Date, a total of             shares of Class A common stock and 152,116,890 shares of Class B common stock were outstanding and are eligible to vote at the annual meeting. Each share of our Class A common stock and Class B common stock is entitled to one vote per share on all matters with respect to which holders are entitled to vote.

How do I vote during the meeting?

We will be hosting the annual meeting live online. You can participate in the annual meeting live online at www.virtualshareholdermeeting.com/AMRX2021. The webcast will start at 9:00 a.m. EDT. Stockholders may vote and submit questions while attending the meeting online. You will need the 16-digit Control Number included on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and submit questions during the meeting.

Your shares may only be voted at the annual meeting if you are present by remote communication or are represented by proxy. Whether or not you plan to attend the annual meeting, we encourage you to vote by proxy in advance of the annual meeting to assure that your shares will be represented. Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to participate in the online meeting. Only your latest executed vote will count.

How do I vote my shares in advance without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•	By Internet: If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by Internet.
•	By Telephone: You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by telephone.
•	By Mail: You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

What can I do if I change my mind after I vote my shares?

Stockholders of Record

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our corporate secretary at our principal executive offices located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, submission of a properly executed later-dated proxy, or by voting online at the annual meeting. Attendance at the annual meeting will not by itself constitute a revocation of a proxy.

Beneficial Owners

If your shares are held in the name of a broker, bank or other holder of record, that institution will instruct you as to how your vote may be changed and the deadline for doing so.

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If I am a stockholder of record, how will my shares be voted if I sign, date and return my proxy card? What if I do not specify a choice for a matter when returning my signed proxy card?

All shares entitled to vote that are represented by properly completed proxy cards received prior to the annual meeting and not revoked will be voted at the meeting in accordance with your instructions. If you sign and return a proxy card but do not indicate how your shares should be voted, the shares represented by your proxy card will be voted in accordance with the Board of Directors’ recommendations on Proposals 1-4 and in the discretion of the persons designated as proxies as to any other matter that may properly come before the annual meeting.

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, to make sure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee.

If you do not provide voting instructions to your bank, broker or other nominee, your shares cannot be voted on any “non-routine” matters, which is commonly referred to as a “broker non-vote.” Under current NYSE interpretations that govern broker non-votes, Proposal Nos. 1 and 2 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal Nos. 3 and 4 are considered routine matters, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

What constitutes a quorum?

The presence by remote communication or represented by proxy of the holders of a majority of the issued and outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner (see “What if I am a beneficial owner and do not give voting instructions to my broker?” above).

How will votes be counted?

With respect to Proposal No. 1, to be elected, a nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee. Approval of each of Proposal Nos. 2, and 4 requires the affirmative vote of a majority of the shares of voting common stock present by remote communication or by proxy at the annual meeting and entitled to vote. Approval of Proposal No. 3 requires the affirmative vote of a majority of the issued and outstanding shares of voting common stock of the Company entitled to vote. Abstentions will not affect the outcome of the vote for Proposal No. 1, but will have the same effect as a vote “AGAINST” for Proposal Nos. 2, 3, and 4. Broker non-votes will not affect the outcome of the vote for Proposal Nos. 1 through 4.

Who will count the votes?

A representative of American Election Services, LLC will tally the vote and serve as inspector of the annual meeting.

How are proxies being solicited and who will pay for the solicitation of proxies?

We will bear the expense of the solicitation of proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person. No special compensation will be paid to our directors, officers or employees for the solicitation of proxies. To solicit proxies, we will also request the assistance of brokerage houses, banks and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

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Additional Information

Stockholder Proposals for Inclusion in Our 2022 Annual Meeting Proxy Statement and Proxy Card

Under Exchange Act Rule 14a-8 (“Rule 14a-8”), any stockholder proposal to be considered by us for inclusion in our 2022 proxy statement and form of proxy card for next year’s annual meeting of stockholders, expected to be held in May 2022, must be received by our corporate secretary at our principal executive offices located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, not later than November     , 2021 and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals that we receive, we reserve the right to omit from our proxy statement stockholder proposals that do not satisfy applicable SEC rules.

Director Nominations and Other Proposals to Be Presented at Our 2022 Annual Meeting

In addition, our Bylaws establish advance notice and other procedures with regard to stockholder nominations for director or any other stockholder proposals to be brought before an annual meeting of stockholders that will not be included in our proxy statement. In general, notice must be received by our corporate secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders and must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder making the proposal. If no annual meeting was held in the previous year or if the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice must be received not later than close of business on the 90th day prior, nor earlier than close of business on the 120th day prior, to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Company. Therefore, to be presented at next year’s annual meeting, director nominations and stockholder proposals that will not be included in our proxy statement must be received by our corporate secretary at the address above on or after close of business on January 5, 2022 but not later than close of business on February 4, 2022 and must contain the information specified in our Bylaws. A nomination or proposal also must comply with the additional procedures set forth in our Bylaws.

Householding

Some brokers, banks and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports or notices of Internet availability of proxy materials, as applicable. This means that only one copy of such items may have been sent to multiple stockholders in your household. We will promptly deliver, without charge, a separate copy of these documents to you if you so request by writing or calling as follows: Amneal Pharmaceuticals, Inc., Attention: Corporate Secretary, 400 Crossing Boulevard, Bridgewater, NJ 08807; telephone, (908) 947-3120. If you want to receive separate copies of the annual report and proxy statement or notice of Internet availability of proxy materials, as applicable, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank or other nominee record holder, or you may contact us at the above address and phone number.

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Appendix A Non-GAAP Financial Measures

Non-GAAP Financial Measures

This Proxy Statement includes certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income and adjusted diluted earnings per share, that are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Management uses these non-GAAP historical measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Compensation Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

The calculation of non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of Class B common stock to shares of Class A common stock.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented herein may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

This Proxy Statement also includes certain non-GAAP forward-looking information. The Company cannot, however, provide a reconciliation between non-GAAP targets and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, pandemic-related expenses, gains or losses related to changes in our tax receivable agreement liability, acquisition and site closure expenses, restructuring and other charges, inventory-related charges, charges related to legal matters, gains and losses on the sale of assets, impairment charges, and foreign exchange gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

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Reconciliation of Net Income to Adjusted Net Income and Calculation of Adjusted Diluted EPS

(Unaudited; In thousands, Except per Share Amounts)	Year ended December 31, 2020
Net income	$68,578
Adjusted to add (deduct):
Non-cash interest	7,900
GAAP Income tax benefit	(104,358)
Amortization	163,842
Stock-based compensation expense	20,750
Acquisition and site closure expenses(1)	23,384
Restructuring and other charges(2)	2,398
Inventory related charges(3)	6,574
Charges related to legal matters, net(4)	5,610
Asset impairment charges(5)	43,629
Foreign exchange gain	(16,350)
Gain on sale of international businesses, net	(123)
R&D milestone payments	22,771
Other	1,926
Income tax at 21%	(54,271)
Net income attributable to NCI not associated with our Class B shares	(1,240)
ADJUSTED NET INCOME (NON-GAAP)	$191,020
ADJUSTED DILUTED EPS (NON-GAAP)(6)	$0.63

(1)	Acquisition and site closure expenses include costs related to (i) system integration associated with the combination with Impax Laboratories, LLC (“Impax”), (ii) integration and transaction activities associated with the acquisition of AvKARE, and (iii) the planned cessation of manufacturing at our Hauppauge, NY facility.
(2)	Restructuring and other charges are primarily related to the contractual cancellation of an asset retirement obligation related to a lease that was terminated during 2020.
(3)	Inventory related charges primarily represent inventory obsolescence and related expenses associated with recalls.
(4)	Charges related to legal matters, net are primarily associated to commercial legal claims in our Generics segment.
(5)	Asset impairment charges are primarily associated with equipment and intangible assets.
(6)	Utilizes weighted average diluted shares outstanding of 301,030, which consists of Class A shares and Class B shares under the if-converted method.

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Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(Unaudited; In thousands)	Year ended December 31, 2020
Net income	$68,578
Adjusted to add (deduct):
Interest expense, net	145,998
Income tax benefit	(104,358)
Depreciation and amortization	235,387
EBITDA (Non-GAAP)	$345,605
Adjusted to add (deduct):
Stock-based compensation expense	20,750
Acquisition and site closure expenses(1)	23,384
Restructuring and other charges(2)	2,398
Inventory related charges(3)	6,574
Charges related to legal matters, net(4)	5,610
Asset impairment charges(5)	43,629
Foreign exchange gain	(16,350)
Gain on sale of international businesses, net	(123)
R&D milestone payments	22,771
Other	1,926
ADJUSTED EBITDA (NON-GAAP)	$456,174

(1)	Acquisition and site closure expenses include costs related to (i) system integration associated with the combination with Impax Laboratories, LLC (“Impax”), (ii) integration and transaction activities associated with the acquisition of AvKARE, and (iii) the planned cessation of manufacturing at our Hauppauge, NY facility.
(2)	Restructuring and other charges are primarily related to the contractual cancellation of an asset retirement obligation related to a lease that was terminated during 2020.
(3)	Inventory related charges primarily represent inventory obsolescence and related expenses associated with recalls.
(4)	Charges related to legal matters, net are primarily associated to commercial legal claims in our Generics segment.
(5)	Asset impairment charges are primarily associated with equipment and intangible assets.

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Appendix B Amended and Restated Charter

Second Amended and Restated Certificate of Incorporation of Amneal Pharmaceuticals, Inc.

It is hereby certified that:

1.	The present name of the corporation (hereinafter called the “Corporation”) is AMNEAL PHARMACEUTICALS, INC. The Certificate of Incorporation of the Corporation was originally filed under the name Atlas Holdings, Inc. with the Secretary of State of the State of Delaware on October 4, 2017. The Corporation filed a Restated Certificate of Incorporation on May 4, 2018, which amended the name of the Corporation to Amneal Pharmaceuticals, Inc.

2.	This Second Amended and Restated Certificate of Incorporation, which integrates and restates and also further amends the provisions of the Corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.	The Certificate of Incorporation is hereby amended, integrated and restated to read in its entirety as follows:

First: Name

The name of the corporation is AMNEAL PHARMACEUTICALS, INC. (hereinafter called the “Corporation”).

Second: Registered Office and Agent

The registered office of the Corporation is to be located at 1209 N. Orange Street, Wilmington, Delaware, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

Third: Purpose

The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

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Fourth: Capital Stock

SECTION 1. AUTHORIZATION

(a)	The total number of shares of all classes of stock which the Corporation shall have the authority to issue is One Billion Two Hundred and Two Million (1,202,000,000) shares, consisting of (i) One Billion Two Hundred Million (1,200,000,000) shares of Common Stock, $.01 par value per share (the “Common Stock”), of which Nine Hundred Million (900,000,000) are designated as Class A Common Stock (“Class A Common Stock”) and Three Hundred Million (300,000,000) are designated as Class B Common Stock (“Class B Common Stock”) and (ii) Two Million (2,000,000) shares designated preferred stock, $.01 par value per share (the “Preferred Stock”).

(b)	The Preferred Stock may be issued in any number of series by the Board of Directors of the Corporation (the “Board”) pursuant to this ARTICLE FOURTH and ARTICLE SIXTH.

Fifth: Common Stock

SECTION 1. COMMON STOCK; IDENTICAL RIGHTS

Except as expressly provided otherwise in this ARTICLE FIFTH or as required by law, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

SECTION 2. RANKING

The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by such rights of the holders of any series of Preferred Stock as may be designated by the Board upon any issuance of any series of Preferred Stock.

SECTION 3. DIVIDENDS

Subject to applicable law and any preferential or other rights of the holders of any outstanding shares of Preferred Stock, the Board at any time and from time to time may declare and pay dividends on the outstanding shares of Class A Common Stock, on a pari passu basis, out of funds legally available for the payment of dividends. When, as and if such dividends are declared by the Corporation’s Board , whether payable in cash, property, or securities of the Corporation, the holders of Class A Common Stock shall be entitled to share equally therein, on a pari passu basis, in accordance with the number of shares of Class A Common Stock held by each such holder. Dividends shall not be declared or paid on the Class B Common Stock.

SECTION 4. LIQUIDATION RIGHTS

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment to all creditors of the Corporation of the full amounts to which they shall be entitled and subject to any preferential or other rights of the holders of any outstanding shares of Preferred Stock, the holders of Class A Common Stock shall be entitled to share equally therein, on a pari passu basis, in accordance with the number of shares of Class A Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the stockholders of the Corporation, whether such assets are capital, surplus or earnings. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation.

For the purposes of this Section 4, neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale, lease, exchange or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

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SECTION 5. VOTING

Class A Common Stock and Class B Common Stock. Each holder of Class A Common Stock and Class B Common Stock shall be entitled to one vote for each share of Class A Common Stock or Class B Common Stock held of record by such holder. Except as required by law or as otherwise expressly provided for in this Restated Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters upon which such holders are entitled to vote.

SECTION 6. RESTRICTIONS ON TRANSFER AND ISSUANCES

a)	No shares of Class B Common Stock may be issued except to a holder of Common Units or its Affiliates (other than the Corporation or any subsidiary of the Corporation that is a holder of Common Units), such that after such issuance of Class B Common Stock such holder (together with its Affiliates) holds an identical number of Common Units and shares of Class B Common Stock unless otherwise provided in the LLC Agreement (as defined below).

b)	No shares of Class B Common Stock may be transferred by the holder thereof except (i) for no consideration to the Corporation, upon which transfer of such shares shall, to the full extent permitted by law, automatically be retired or (ii) in accordance with the terms of the Stockholders Agreement (as defined herein) and the Third Amended and Restated Limited Liability Company Agreement of Amneal Pharmaceuticals LLC, dated as of May 4, 2018, as the same may be further amended and/or restated from time to time (the “LLC Agreement”), copies of which will be provided to any stockholder of the Corporation upon written request therefor. Any stock certificates representing shares of Class B Common Stock shall include a legend referencing the transfer restrictions set forth herein. As used in this Restated Certificate of Incorporation, “Common Units” has the meaning assigned to such term in the LLC Agreement.

SECTION 7. [RESERVED]

Sixth: Additional Series of Preferred Stock

SECTION 1. DESIGNATION OF ADDITIONAL SERIES OF PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized, by resolution or resolutions thereof, to provide for, designate and issue, out of the 2,000,000 authorized but undesignated and unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board shall fix, and hereby is expressly empowered to fix, by resolution or resolutions and by filing a certificate of designation pursuant to the DGCL with the Secretary of State of the State of Delaware setting forth such resolution or resolutions, the designations and the powers, preferences, privileges and rights and qualifications, limitation and restrictions of such series, including but not limited to, the following:

a)	the designation of such series, the number of shares to constitute such series and the stated value thereof, if any, if different from the par value thereof;

b)	whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock or any other class or any other series of this class;

d)	whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

e)	the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

f)	whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

g)	whether the shares of such series shall be convertible into, or exchangeable for, shares of capital stock of any other class

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or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and condition or exchange;

h)	the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of capital stock of any other class or any other series of this class;

i)	the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

j)	any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The Board is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of capital stock of any series of Preferred Stock designated as any one or more Series of Preferred Stock pursuant to this ARTICLE SIXTH.

Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Seventh: Election of Directors

SECTION 1. [RESERVED]

SECTION 2. DIRECTORS

Subject to any rights of holders of any series of Preferred Stock to elect directors pursuant to this Restated Certificate of Incorporation or any Certificate of Designations, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be entitled to vote to elect, remove or replace all other directors to the Board.

SECTION 3. WRITTEN BALLOTS

The election of directors need not be by written ballot unless the Bylaws so provide.

Eighth: Amendment of Certificate of Incorporation

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power. Subject to applicable law and to the Stockholders Agreement, and subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Restated Certificate of Incorporation, or to adopt any new provision of this Restated Certificate of Incorporation.

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Ninth: Amendment of Bylaws

Subject to the Stockholders Agreement, the Board is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the Bylaws of the Corporation by the affirmative vote of not less than a majority of the Board, except as such power may be restricted or limited by the DGCL.

Tenth: Forum

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Restated Certificate of Incorporation (as may be amended, altered, changed or repealed) or the Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE TENTH.

Eleventh: Corporate Opportunities

SECTION 1. GENERAL

In recognition and anticipation (a) that the Corporation will not be a wholly owned subsidiary of Amneal and that Amneal will be a significant stockholder of the Corporation, (b) that directors, officers and/or employees of Amneal may serve as directors and/or officers of the Corporation, (c) that, subject to any contractual arrangements that may otherwise from time to time be agreed to between Amneal and the Corporation (including the Stockholders Agreement), Amneal engages or may engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (d) that Amneal may have an interest in the same areas of corporate opportunity as the Corporation and Affiliated Companies thereof, and (e) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of Amneal, and the duties of any directors and/or officers of the Corporation who are also directors, officers and/or employees of Amneal, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies thereof, on the one hand, and Amneal, on the other hand. The sections of this ARTICLE ELEVENTH shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Corporation in relation to Amneal and the conduct of certain affairs of the Corporation as they may involve Amneal and its directors, officers and/or employees, and the power, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. To the fullest extent permitted by law, any person purchasing or otherwise acquiring or holding any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this ARTICLE ELEVENTH.

SECTION 2. CERTAIN AGREEMENTS AND TRANSACTIONS PERMITTED

The Corporation has entered into the Stockholders Agreement with Amneal, and, subject to the Stockholders Agreement, may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Amneal pursuant to which the Corporation or an Affiliated Company thereof, on the one hand, and Amneal, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and/or employees (including any who are directors, officers and/or employees of both) to allocate opportunities between or to refer opportunities to each other.

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SECTION 3. CORPORATE OPPORTUNITIES

Except as otherwise agreed in writing between the Corporation and Amneal, including in the Stockholders Agreement, Amneal shall to the fullest extent permitted by law have no duty to refrain from (a) engaging in the same or similar activities or lines of business as the Corporation or (b) doing business with any client, customer or vendor of the Corporation. Except as otherwise agreed in writing between the Corporation and Amneal, the Corporation to the fullest extent permitted by law renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any corporate opportunity presented to Amneal or any Dual Role Person pursuant to Section 122(17) of the DGCL and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any Affiliated Company thereof, if, in the case of a corporate opportunity presented to Amneal, Amneal acts in a manner consistent with the following policy: if Amneal is presented with or acquires knowledge of a corporate opportunity, such corporate opportunity shall belong to Amneal unless such opportunity was expressly offered to Amneal in its capacity as a stockholder of the Corporation. In the case of any corporate opportunity in which the Corporation has renounced its interest and expectancy in the previous sentence, Amneal shall to the fullest extent permitted by law not be liable to the Corporation by reason of the fact that Amneal acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person, or otherwise does not communicate information regarding such corporate opportunity to the Corporation.

SECTION 4. DUAL ROLE PERSONS

To the fullest extent permitted by law, no Dual Role Person who is presented with or acquires knowledge of a corporate opportunity in any capacity (i) shall have any duty to communicate or offer to the Corporation or any of its Affiliated Companies any corporate opportunity, (ii) shall be prohibited from communicating or offering any corporate opportunity to Amneal or any other person or participating in such corporate opportunity and (iii) to the fullest extent permitted by law, shall have any liability to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, related to such corporate opportunity.

SECTION 5. CERTAIN DEFINITIONS

For purposes of this ARTICLE ELEVENTH, (a) “Affiliated Company” in respect of the Corporation shall mean any entity controlled by the Corporation, (b) “corporate opportunities” shall include, but not be limited to, business opportunities that the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation’s business, are of practical advantage to it and are opportunities in which the Corporation, but for Section 3 of this ARTICLE ELEVENTH would have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of Amneal or its directors, officers and/or employees will be brought into conflict with that of the Corporation, (c) “Amneal” shall mean Amneal Holdings LLC and its Affiliates (other than the Corporation and any entity that is controlled by the Corporation), and (d) “Dual Role Person” shall mean any individual who is a director, officer or employee of the Corporation and is also a director, officer or employee of Amneal.

Twelfth: Stockholders Agreement

For so long as that certain Second Amended and Restated Stockholders Agreement, dated as of December 16, 2017, by and among the Corporation and each of the Amneal Group Members (as defined therein), as amended from time to time, a copy of which will be provided to any stockholder of the Corporation upon written request therefor (the “Stockholders Agreement”), is in effect, the provisions of the Stockholders Agreement shall be incorporated by reference into the relevant provisions hereof, and such provisions shall be interpreted and applied in a manner consistent with the terms of the Stockholders Agreement.

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Thirteenth: Indemnification, Advancement of Expenses and Exculpation

SECTION 1. RIGHT TO INDEMNIFICATION

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person; provided, however, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by applicable law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Corporation, in its sole discretion, or (iv) such indemnification is required to be made under Section 3 of this ARTICLE THIRTEENTH, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law.

SECTION 2. ADVANCEMENT OF EXPENSES

a)	The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in defending any such proceeding, provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 of this ARTICLE THIRTEENTH or otherwise.

b)	Notwithstanding the foregoing, unless otherwise determined pursuant to Section 2 of this ARTICLE THIRTEENTH, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such executive officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

SECTION 3. ENFORCEMENT

Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this ARTICLE THIRTEENTH shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this ARTICLE THIRTEENTH to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within sixty (60) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the

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Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including the Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE THIRTEENTH or otherwise shall be on the Corporation.

SECTION 4. GOOD FAITH

a)	For purposes of any determination under this ARTICLE THIRTEENTH, a director or executive officer shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

i.	one or more officers or employees of the Corporation whom the director or executive officer believed to be reliable and competent in the matters presented;

ii.	counsel, independent accountants or other persons as to matters which the director or executive officer believed to be within such person’s professional competence; and

iii.	with respect to a Director, a committee of the Board upon which such director does not serve, as to matters within such Committee’s designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

b)	The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful.

c)	The provisions of this ARTICLE THIRTEENTH shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the DGCL.

SECTION 5. NON-EXCLUSIVITY OF RIGHTS

The rights conferred on any person by this ARTICLE THIRTEENTH shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

SECTION 6. OTHER INDEMNIFICATION

The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

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SECTION 7. INSURANCE

The Board may authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE THIRTEENTH or of the DGCL; and the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements) to the full extent authorized or permitted by the DGCL and other applicable law to ensure the payment of such amounts as may become necessary to effect the indemnification as provided in this ARTICLE THIRTEENTH or elsewhere.

SECTION 8. DEFINITIONS

For the purposes of this ARTICLE THIRTEENTH, the following definition shall apply:

a)	The term “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE THIRTEENTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

b)	The term “other enterprises” shall include employee benefit plans;

c)	The term “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan;

d)	References to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and

e)	A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE THIRTEENTH.

SECTION 9. LIABILITY OF DIRECTORS

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this, limitation of liability shall not eliminate or limit the liabilities of the directors for any breach of the director’s duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the DGCL, or for any transaction from which the director derived an improper personal benefit; provided, further, that this limitation of liability shall not eliminate or limit the liability of a director for any act or omission occurring prior to the filing of this Restated Certificate of Incorporation.

SECTION 10. SURVIVAL OF RIGHTS

The rights conferred on any person by this ARTICLE THIRTEENTH shall continue as to a person who has ceased to be a director, officer, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11. SAVINGS CLAUSE

If this ARTICLE THIRTEENTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this ARTICLE THIRTEENTH that shall not have been invalidated, or by any other applicable law. If this ARTICLE THIRTEENTH shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the full extent under any other applicable law.

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SECTION 12. AMENDMENT OR REPEAL

Any repeal or modification of the provisions of this ARTICLE THIRTEENTH shall only be prospective and shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Fourteenth: Certain Definitions

Section 1. Except as otherwise provided in this Restated Certificate of Incorporation, the following definitions shall apply to the following terms as used in this Restated Certificate of Incorporation:

a)	“Affiliate” shall mean (1) in respect of Amneal, any Person that, directly or indirectly, is controlled by Amneal, controls Amneal or is under common control with Amneal and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that, directly or indirectly, is controlled by the Corporation); (2) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation and (3) in respect of TPG, any Person that, directly or indirectly, is controlled by TPG or by any Person that controls TPG.

b)	“Amneal” shall mean Amneal Pharmaceuticals, Inc.

c)	“Person” shall mean an individual, a firm, a corporation, a partnership, a limited liability company, an association, a joint venture, a joint stock company, a trust, an unincorporated organization or similar company, or any other entity.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by its undersigned officer this 12th day of February, 2021.

AMNEAL PHARMACEUTICALS, INC.

By:

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amneal

We make healthy possible.

AMNEAL PHARMACEUTICALS, INC. | 400 Crossing Boulevard | Bridgewater, NJ 08807 | Amneal.com

AMRX
LISTED
NYSE

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PRELIMINARY PROXY MATERIALS; SUBJECT TO COMPLETION

AMNEAL PHARMACEUTICALS, INC.
400 CROSSING BOULEVARD
BRIDGEWATER, NJ 08807

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on May 4, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMRX2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on May 4, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D36772-P49854

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMNEAL PHARMACEUTICALS, INC.

The Board of Directors recommends a vote FOR the listed nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Emily Peterson Alva	☐	☐	☐
1b. J. Kevin Buchi	☐	☐	☐
1c. Jeff George	☐	☐	☐
1d. John Kiely	☐	☐	☐
1e. Paul Meister	☐	☐	☐
1f. Ted Nark	☐	☐	☐
1g. Chintu Patel	☐	☐	☐
1h. Chirag Patel	☐	☐	☐
1i. Gautam Patel	☐	☐	☐
1j. Shlomo Yanai	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Advisory vote to approve executive compensation.	☐	☐	☐
3. Approval of an amendment to the Amneal Pharmaceuticals, Inc. Certificate of Incorporation.	☐	☐	☐
4. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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PRELIMINARY PROXY MATERIALS; SUBJECT TO COMPLETION

2021 Annual Meeting of Stockholders

Wednesday, May 5, 2021, 9:00 AM Eastern Daylight Time

Amneal Pharmaceuticals, Inc.

Virtual

Due to the concerns about the coronavirus, or COVID-19, we will hold a virtual annual meeting instead of an in-person meeting. You or your proxyholder may participate in the virtual meeting, vote and examine our stockholder list at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/AMRX2021 and using your control number.

D36773-P49854

AMNEAL PHARMACEUTICALS, INC.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen J. Manzano and Anastasios G. Konidaris, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Amneal Pharmaceuticals, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 5, 2021 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. In the event any of the nominees named on the reverse side of this proxy card are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side